Form of ADR Deposit Agreement


                                HSBC HOLDINGS PLC

                                       and

                              THE BANK OF NEW YORK

                                  As Depositary

                                       and

          HOLDERS AND BENEFICIAL OWNERS OF AMERICAN DEPOSITARY RECEIPTS



                                DEPOSIT AGREEMENT



                               Dated as of o, 2002

                                TABLE OF CONTENTS

ARTICLE I.  DEFINITIONS........................................................1
   SECTION 1.01. "American Depositary Receipt" or "Receipt"....................1
   SECTION 1.02. "American Depositary Shares"..................................2
   SECTION 1.03. "Beneficial Owner"............................................2
   SECTION 1.04. "Business Day"................................................2
   SECTION 1.05. "Commission"..................................................2
   SECTION 1.06. "Company".....................................................2
   SECTION 1.07. "Corporate Trust Office"......................................2
   SECTION 1.08. "Custodian"...................................................2
   SECTION 1.09. "Deposit Agreement"...........................................3
   SECTION 1.10. "Depositary"..................................................3
   SECTION 1.11. "Deposited Securities"........................................3
   SECTION 1.12. "Dollars" or "$"..............................................3
   SECTION 1.13. "Foreign Registrar"...........................................3
   SECTION 1.14. "Holder"......................................................3
   SECTION 1.15. "Registrar"...................................................3
   SECTION 1.16. "Restricted Securities".......................................3
   SECTION 1.17. "Securities Act"..............................................4
   SECTION 1.18. "Securities Exchange Act".....................................4
   SECTION 1.19. "Series"......................................................4
   SECTION 1.20. "Shares"......................................................4


ARTICLE II. FORM OF RECEIPTS, DEPOSIT OF SHARES, EXECUTION AND DELIVERY,
TRANSFER AND SURRENDER OF RECEIPTS.............................................5
   SECTION 2.01. Form and Transferability of Receipts..........................5
   SECTION 2.02. Deposit of Shares.............................................6
   SECTION 2.03. Execution and Delivery of Receipts............................7
   SECTION 2.04. Transfer of Receipts..........................................8
   SECTION 2.05. Combinations and Split-ups of Receipts........................8
   SECTION 2.06. Surrender of Receipts and Withdrawals of Shares...............9
   SECTION 2.07. Limitations on Execution and Delivery, Registration of
   Transfer and Surrender of Receipts.........................................10
   SECTION 2.08. Lost Receipts, etc...........................................11
   SECTION 2.09. Cancellation and Destruction of Surrendered Receipts.........11
   SECTION 2.10. Pre-Release of Shares and Receipts...........................11


ARTICLE III. CERTAIN OBLIGATIONS OF HOLDERS OF RECEIPTS.......................13
   SECTION 3.01. Filing Proofs, Certificates and Other Information............13
   SECTION 3.02. Liability of Holders for Taxes...............................13
   SECTION 3.03. Warranties on Deposit of Shares..............................14
   SECTION 3.04. Disclosure of Interests......................................14


ARTICLE IV. THE DEPOSITED SECURITIES..........................................14
   SECTION 4.01. Cash Distributions...........................................14
   SECTION 4.02. Distribution Other Than Cash, Shares or Rights...............15
   SECTION 4.03. Distribution in Shares.......................................15
   SECTION 4.04. Rights.......................................................16
   SECTION 4.05. Conversion of Foreign Currency...............................17
   SECTION 4.06. Fixing of Record Date........................................18
   SECTION 4.07. Voting of Deposited Securities...............................19
   SECTION 4.08. Changes Affecting Deposited Securities, Reclassification
   Recapitalizations, etc.....................................................19
   SECTION 4.09. Statutory Reports............................................20
   SECTION 4.10. List of Holders..............................................20
   SECTION 4.11. Withholding..................................................20


ARTICLE V. THE DEPOSITARY, THE CUSTODIAN AND THE COMPANY......................21
   SECTION 5.01. Maintenance of Offices and Transfer Books by the Depositary..21
   SECTION 5.02. Prevention or Delay in Performance by the Depositary the
   Custodian or the Company...................................................21
   SECTION 5.03. Obligations of the Depositary the Custodian and the Company..22
   SECTION 5.04. Resignation and Removal of the Depositary; Appointment
   of Successor Depositary....................................................23
   SECTION 5.05. The Custodian................................................23
   SECTION 5.06. Notices and Reports..........................................24
   SECTION 5.07. Distribution of Additional Shares, Rights, etc...............25
   SECTION 5.08. Indemnification..............................................25
   SECTION 5.09. Charges and Expenses.........................................26
   SECTION 5.10. Retention of Depositary Documents............................27
   SECTION 5.11. Exclusivity..................................................27
   SECTION 5.12. List of Restricted Securities Owners.........................27

ARTICLE VI. AMENDMENT AND TERMINATION.........................................28
   SECTION 6.01. Amendment....................................................28
   SECTION 6.02. Termination..................................................28


ARTICLE VII. MISCELLANEOUS....................................................29
   SECTION 7.01. Counterparts.................................................29
   SECTION 7.02. Agreement for Exclusive Benefit of Parties...................29
   SECTION 7.03. Severability.................................................30
   SECTION 7.04. Notices......................................................30
   SECTION 7.05. Holders and Beneficial Owners of Receipts are Parties........30
   SECTION 7.06. Governing Law................................................30

                                DEPOSIT AGREEMENT

         DEPOSIT AGREEMENT, dated as of o, 2002 (as herein defined) among HSBC Holdings plc, a company incorporated under the laws of England (the "Company"), The Bank of New York, a New York banking corporation, as Depositary (the "Depositary"), and all Holders and Beneficial Owners from time to time of American Depositary Receipts issued hereunder.

                                   WITNESSETH

         WHEREAS, the Issuer has duly authorized the issue from time to time of Shares (as defined herein), to be issued in one or more series and with such terms and provisions as shall be specified in or pursuant to one or more resolutions of its Board of Directors or an authorized committee thereof; and

         WHEREAS, it is desired to provide, as hereinafter set forth in this Deposit Agreement, for the deposit of Shares of the Company from time to time with the Depositary or with the Custodian as agent for the Depositary for the purposes set forth in this Deposit Agreement and for the issuance hereunder of American Depositary Receipts evidencing American Depositary Shares of one or more corresponding series representing Shares of each series so deposited; and

         WHEREAS, the Issuer may from time to time issue Shares of more than one Series and offer and sell such Shares together ("Shares Units"), and in connection therewith, the Issuer desires to provide for the deposit of Share Units with the Depositary or the Custodian, for the creation of a Series of American Depositary Shares corresponding to each Series of Shares comprising such Share Units and for the execution and delivery, on one certificate, of American Depositary Receipts corresponding to each such Series of Shares and evidencing American Depositary Shares which, when taken as a whole, represent whole Share Units; and

         WHEREAS, the American Depositary Receipts of each series are to be substantially in the form of Exhibit A or, in the case of Share Units, Exhibit B, annexed hereto, with appropriate insertions, modifications and omissions, as hereinafter provided in this Deposit Agreement;

         NOW, THEREFORE, in consideration of the premises, it is agreed by and between the parties hereto as follows:

ARTICLE I.  DEFINITIONS.

         The following definitions shall for all purposes, unless otherwise clearly indicated, apply to the respective terms used in this Deposit Agreement:

         SECTION 1.01. "American Depositary Receipt" or "Receipt".

                  "American Depositary Receipt" or "Receipt" means a receipt issued pursuant to this Deposit Agreement substantially in the form of Exhibit A hereto or, in the case of share units, in the form of Exhibit B hereto, evidencing American Depositary Shares representing Deposited Securities.

         SECTION 1.02. "American Depositary Shares".

                  "American Depositary Shares" means the securities evidenced by the Receipts of any Series issued hereunder and the rights and interests evidenced by the Receipts in such Series in the Deposited Securities represented thereby. Each American Depositary Share of any Series shall represent the right to receive one (or a fraction or multiple of one) Share of the corresponding Series until there shall occur a distribution upon Deposited Securities covered by Section 4.03 or a change in Deposited Securities covered by Section 4.08 with respect to which additional Receipts are not executed and delivered, and thereafter; each American Depositary Share of such Series shall represent the amount of Shares of the corresponding Series or Deposited Securities of the corresponding Series specified in such Sections.

         SECTION 1.03. "Beneficial Owner".

                  "Beneficial Owner", with respect to a Receipt, means any person who has a beneficial interest in the American Depositary Shares evidenced by such Receipt.

         SECTION 1.04. "Business Day".

                  "Business Day" means any day on which banks in both (i) New York, New York and (ii) London, England are not required or authorized by law to close.

         SECTION 1.05. "Commission".

                  "Commission" means the Securities and Exchange Commission of the United States or any successor governmental agency in the United States.

         SECTION 1.06. "Company".

                  "Company" means HSBC Holdings plc, a company incorporated under the laws of England and Wales, having its registered office at 8 Canada Square, London E14 5HQ and its successors.

         SECTION 1.07. "Corporate Trust Office".

                  "Corporate Trust Office," when used with respect to the Depositary, means the office of the Depositary at which its corporate trust business shall, at any particular time, be principally administered, which office is, at the date of this Deposit Agreement, 101 Barclay Street, New York, New York 10286.

         SECTION 1.08. "Custodian"

                  "Custodian" means, at the date of this Deposit Agreement, the London office of The Bank of New York, and any other firm or corporation which may be appointed by the Depositary as a substitute or additional custodian hereunder pursuant to the terms of Section 5.05.

         SECTION 1.09. "Deposit Agreement".

                  "Deposit Agreement" means this Deposit Agreement, as the same may be amended from time to time in accordance with the provisions hereof.

         SECTION 1.10. "Depositary".

                  "Depositary" means The Bank of New York, a New York banking corporation, and any successor as depositary hereunder pursuant to the terms of
Section 5.04.

         SECTION 1.11. "Deposited Securities".

                  "Deposited Securities" as of any time means Shares of the corresponding Series at such time deposited or deemed to be deposited (including any Shares deposited pursuant to Section 2.10 hereof) under this Deposit Agreement and any and all other securities, property and cash received by the Depositary or the Custodian in respect or in lieu of such Shares deposited or deemed to be deposited and at such time held hereunder, subject with respect to cash to the provisions of Section 4.05.

         SECTION 1.12. "Dollars" or "$".

                  "Dollars" or "$" means U.S. dollars; "Pounds" or "(pound)" shall mean pounds sterling of the United Kingdom and the term "pence" or "p" shall mean pence of the United Kingdom; "Euro" or "(euro)" shall mean the single currency adopted by those states participating in the European Monetary Union from time to time.

         SECTION 1.13. "Foreign Registrar".

                  "Foreign Registrar" means the entity that presently carries out the duties of registrar for the Shares or any successor as registrar for the Shares and any other appointed agent of the Company for the transfer and registration of the Shares.

         SECTION 1.14. "Holder".

                  "Holder", with respect to a Receipt means the person in whose name such Receipt is registered on the books of the Depositary.

         SECTION 1.15. "Registrar".

                  "Registrar" means the Depositary or any bank or trust company having an office in the Borough of Manhattan, The City of New York, appointed by the Depositary to register Receipts and transfers of Receipts as herein provided.

         SECTION 1.16. "Restricted Securities".

                  "Restricted Securities" means Shares, or Receipts representing such Shares, which are acquired directly or indirectly from the Company or its affiliates (as defined in Rule 144 under the Securities Act of 1933) in a transaction or chain of transactions not involving any public offering or which are subject to resale limitations under Regulation D under that Act or both, or which are held by an officer, director (or persons performing similar functions) or other affiliate of the Company, or which would require registration under the Securities Act in connection with the offer and sale thereof in the United States, or which are subject to other restrictions on sale or deposit under the laws of the United States or the United Kingdom, or under a shareholder agreement or the Articles of Association and By-laws of the Company.

         SECTION 1.17. "Securities Act".

                  "Securities Act" means the U.S. Securities Act of 1933, as from time to time amended.

         SECTION 1.18. "Securities Exchange Act".

                  "Securities Exchange Act" means the U.S. Securities Exchange Act of 1934, as from time to time amended.

         SECTION 1.19. "Series".

                  "Series" shall mean, (a) with respect to Shares, all Shares
(1) having identical nominal value per share, dividend rights, liquidation value per share, voting rights, redemption provisions and other rights, preferences, privileges, limitations and restrictions and (2) designated by the Issuer by or pursuant to a Board Resolution as constituting a single series of Shares; (b) with respect to Deposited Securities, the Shares of the corresponding Series at such time deposited under this Deposit Agreement and any and all other Deposited Securities in respect of deposited Shares of such Series; (c) with respect to American Depositary Shares, the American Depositary Shares representing Deposited Securities of the corresponding Series; and (d) with respect to Receipts, the Receipts evidencing American Depositary Shares of the corresponding Series.

         SECTION 1.20. "Shares".

                  "Shares" means Dollar-denominated Preference Shares of any Series in registered form of the Company, heretofore validly issued and outstanding and fully paid, nonassessable and free of any preemptive rights of the holders of outstanding Shares of any Series or hereafter validly issued and outstanding and fully paid, nonassessable and free of any preemptive rights of the holders, of outstanding Shares of any Series or interim certificates representing such Shares of any Series; provided, however, that if there shall occur any change in nominal value, a subdivision or consolidation or any other reclassification or, upon the occurrence of any event described in Section 4.08, an exchange or conversion in respect of the Shares of any Series, the term "Shares" of any Series shall thereafter represent the successor securities resulting from such change in nominal value, sub-division, consolidation or such other reclassification or such exchange or conversion. Reference to Shares of any Series shall, subject to Section 2.10 hereof, include evidence of rights to receive Shares of any Series.

ARTICLE II. FORM OF RECEIPTS, DEPOSIT OF SHARES, EXECUTION AND DELIVERY, TRANSFER AND SURRENDER OF RECEIPTS

         SECTION 2.01. Form and Transferability of Receipts.

                  Receipts shall be issued in one or more Series, each of which shall correspond to, and evidence interests in, American Depositary Shares of the corresponding Series. A separate Series of Receipts shall be issued hereunder to correspond to each separate Series of Shares deposited hereunder. Definitive Receipts of each Series shall be substantially in the form set forth in Exhibit A annexed hereto, with appropriate insertions, modifications and omissions, as hereinafter provided. Receipts may be issued in denominations of any whole number of American Depositary Shares, except that Receipts corresponding to each Series of Shares that are components of Share Units shall be substantially in the form set forth in Exhibit B hereto with such insertions, modifications and omissions, as hereinafter provided. Definitive Receipts of all such Series executed and delivered to or upon the order of any person or persons, whether upon deposit or in connection with a transfer, split-up, combination or partial withdrawal of Deposited Securities, will be printed on the same certificate and all the Receipts printed thereon will evidence American Depositary Shares which, when taken as a whole, will represent whole Share Units. No Receipt shall be entitled to any benefits under this Deposit Agreement or be valid or obligatory for any purpose, unless it shall have been executed by the Depositary by the manual or facsimile signature of a duly authorized signatory of the Depositary; provided, however, that such signature may be a facsimile if a Registrar for the Receipts of any Series shall have been appointed and such Receipts are countersigned by the manual signature of a duly authorized officer of the Registrar. The Depositary shall maintain books, as hereinafter provided, on which each Receipt of such Series so signed and delivered and the transfer of each such Receipt shall be registered. Receipts bearing the manual or facsimile signature of a duly authorized officer of the Depositary who was at any time an authorized signatory of the Depositary shall bind the Depositary, notwithstanding that such signatory has ceased to hold such office prior to the execution and delivery of such Receipts by the Registrar or did not hold such office at the date of issuance of such Receipts.

                  Each Receipt shall indicate on the face thereof the Series of Receipts of which it is a part, the Series of American Depositary Shares evidenced thereby and the Series of Shares represented by such Series of American Depositary Shares and may be endorsed with or have incorporated in the text thereof such legends or recitals or changes, including requirements with respect to registration of transfer, not inconsistent with the provisions of this Deposit Agreement as may be required by the Depositary or the Company to comply with any applicable laws or regulations or with the rules and regulations of any securities exchange upon which the Receipts or the American Depositary Shares may be listed, or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Receipts are subject by reason of the date or manner of issuance of the underlying Deposited Securities or otherwise.

                  Title to a Receipt (and to the American Depositary Shares evidenced thereby), when properly endorsed or accompanied by a properly executed instrument of transfer and transferred in accordance with the terms of this Deposit Agreement, including, without limitation, Section 2.04 and 2.07, shall be transferable by delivery, with the same effect as in the case of a negotiable instrument; provided, however, that the Company and the Depositary, notwithstanding any notice to the contrary, may treat the Holder of a Receipt as the absolute owner thereof for all purposes.

         SECTION 2.02. Deposit of Shares.

                  Subject to the terms and conditions of this Deposit Agreement, Shares of any Series or Shares of more than one Series or evidence of rights to receive such Shares to the extent permitted by Section 2.10 may be deposited by delivery thereof (including as Share Units) to the Custodian, accompanied by an appropriate instrument or instruments of transfer or endorsement, in form satisfactory to the Custodian, together with all such certifications and payments as may be required by the Depositary or the Custodian in accordance with the provisions of this Deposit Agreement, and, if the Depositary requires, together with a written order, directing the Depositary to execute and deliver to, or upon the written order of, the person or persons stated in such order, a Receipt or Receipts of the corresponding Series for the number of American Depositary Shares of the corresponding Series representing such deposited Shares, provided, however, that neither the Depositary nor the Custodian shall be obligated to accept for deposit under this Deposit Agreement Shares of a particular Series if the Depositary determines, in its reasonable judgment after consultation with the Company, that the acceptance and maintenance of deposits of Shares of such Series or the discharge by the Depositary or the Custodian of its obligations hereunder with respect to Shares of such Series deposited hereunder or American Depositary Shares or Receipts of a corresponding Series would, by virtue of the terms and provisions of such Series of Shares, impose unusually onerous burdens on the Depositary or the Custodian (save that if the Depositary has accepted any Shares of such series, it must, subject to the other terms hereof, accept for deposit further Shares of such series). The Company agrees that if Shares of more than one Series are to be issued by the Company and deposited by it as Share Units under the Deposit Agreement (i) the Board of Directors of the Company or an authorized committee thereof will (A) specify each Series of Shares that are to be so deposited, (B) specify the number of Shares of each such specified Series that will be included in a Share Unit and
(C) assign a designation to the Shares of each such Series that will distinguish each such Series of Shares from the Shares of any other Series that may be deposited as Share Units, and (ii) the Company will only deposit the Shares of any Series so designated as Share Units.

                  No Share shall be accepted for deposit unless accompanied by evidence satisfactory to the Depositary that any necessary approval has been granted by any governmental agency in the United Kingdom which is then performing the function of regulation of currency exchange.

                  If required by the Depositary, Shares of a particular Series presented for deposit at any time, whether or not the transfer books of the Company (or of the Foreign Registrar) are closed, shall also be accompanied by an agreement or assignment, or other instrument satisfactory to the Depositary, which will provide for the prompt transfer to the Custodian of any dividend or right to subscribe for additional Shares of such Series or to receive other property which any person in whose name the Shares are or have been registered may thereafter receive upon or in respect of such deposited Shares, or in lieu thereof, such agreement of indemnity or other agreement as shall be satisfactory to the Depositary. The Depositary may also require that any Shares including Shares of any Series that are components of a Share Unit deposited be registered in the name of the Custodian or its nominee or such other name as the Depositary shall require.

                  At the request and risk and expense of any person proposing to deposit Shares, and for the account of such person, the Depositary may receive Shares to be deposited, together with the other instruments herein specified, for the purpose of forwarding such Shares to the Custodian for deposit hereunder.

                  Upon each delivery to a Custodian of Shares of any Series to be deposited hereunder together with the other documents above specified, such Custodian shall, as promptly as registration of transfer can be accomplished, present such Shares of any Series to the Company or the Foreign Registrar, if applicable, for registration of transfer and recordation of the Shares of such Series or other Deposited Securities being deposited in the name of the Depositary or its nominee or such Custodian or its nominee at the cost and expense of the person making such deposit (or for whose benefit such deposit is made) and shall obtain evidence satisfactory to it of such registration.

                  Deposited Securities shall be held by the Depositary or by a Custodian for the account and to the order of the Depositary, or at such other place or places as the Depositary shall determine.

         SECTION 2.03. Execution and Delivery of Receipts.

                  Upon receipt by any Custodian of any deposit in accordance with the provisions of Section 2.02 (and, in addition, if the transfer books of the Company or the Foreign Registrar are open, the Depositary may in its sole discretion require a proper acknowledgment or other evidence from the Company or the Foreign Registrar, as the case may be, that any Deposited Securities have been recorded upon the books of the Company or the Foreign Registrar, in the name of the Depositary or its nominee or such Custodian or its nominee), together with the other documents required as specified above, such Custodian shall promptly notify the Depositary of such deposit and of the name or names of the person or persons to whom or upon whose written order a Receipt or Receipts of the corresponding Series are deliverable in respect thereof, the office of the Depositary at which such Receipts are to be delivered and the number of American Depositary Shares of the corresponding Series to be evidenced thereby. Such notification shall be made in writing and mailed, first class air mail postage prepaid, or, at the request, risk and expense of the person making the deposit, by cable, or telex or facsimile transmission.

                  Upon receiving such notice from the Custodian, or upon receipt of Shares of such Series or Share Units by the Depositary, the Depositary, subject to the terms and conditions of this Deposit Agreement, shall, as promptly as practicable, execute and deliver at its Corporate Trust Office to or upon the order of the person or persons entitled thereto, (i) a Receipt or Receipts of the Series of such deposited Shares or (ii) in the case of a deposit of Share Units, a Receipt or Receipts of the Series corresponding to each Series of Shares comprising such Share Units, registered in such name or names as requested by such person or persons entitled thereto evidencing the number of American Depositary Shares of the corresponding Series requested by such person or persons but only upon payment to the Depositary of the fees of the Depositary for the execution and delivery of such Receipt or Receipts as provided in
Section 5.09, and of all taxes and governmental charges and fees payable in connection with such deposit and the transfer of the Deposited Securities. Delivery at offices other than the Depositary's Corporate Trust Office shall be at the risk and expense of the person requesting such delivery.

         SECTION 2.04. Transfer of Receipts.

                  Subject to the terms and conditions of this Deposit Agreement, the Depositary shall register transfers of Receipts of a particular Series on its transfer books from time to time, upon any surrender at its designated transfer offices of a Receipt of such Series by the Holder in person or by a duly authorized attorney properly endorsed or accompanied by a properly executed instrument of transfer, and duly stamped as may be required by the laws of the State of New York and any other applicable law. Thereupon the Depositary shall execute a new Receipt or Receipts of such Series and deliver the same to or upon the order of the person entitled thereto evidencing the same aggregate number of American Depositary Shares as those evidenced by the Receipt or Receipts of such Series surrendered.

                  The Depositary may appoint one or more co-transfer agents for the purpose of effecting transfers (or combinations and split-ups as under Section 2.05) of Receipts of a particular Series at designated transfer offices on behalf of the Depositary. In carrying out its functions, a co-transfer agent may require evidence of authority and compliance with applicable laws and other requirements by Holders, Beneficial Owners or other persons entitled to such Receipts and will be entitled to protection and indemnity to the same extent as the Depositary.

                  Notwithstanding anything to the contrary herein and unless otherwise agreed to by the Issuer and the Depositary with respect to, and prior to the issuance of, Shares of a Series that are components of a Share Unit, the transfer of a Receipt representing Shares of a Series that is a component of a Share Unit will only be registered if it is transferred with Receipts of all other such Series printed on the same certificate and the American Depositary Shares to be transferred evidenced by all such Receipts, taken as a whole, represent whole Share Units. Each such Receipt will state on the face thereof that it must be transferred with Receipts of all other such Series.

         SECTION 2.05. Combinations and Split-ups of Receipts.

                  Upon surrender of a Receipt or Receipts of a particular Series at the Depositary's designated transfer offices for the purpose of effecting a split-up or combination of such Receipt or Receipts, and subject to the terms and conditions of this Deposit Agreement, the Depositary shall execute and deliver a new Receipt or Receipts of such Series for the number of American Depositary Shares of the corresponding Series requested, evidencing the same aggregate number of American Depositary Shares of the corresponding Series evidenced by the Receipt or Receipts surrendered.

         SECTION 2.06. Surrender of Receipts and Withdrawals of Shares.

                  Upon surrender of Receipts at the Depositary's Corporate Trust Office, or at such other offices as the Depositary may designate, for the purpose of withdrawal of the Deposited Securities represented by the American Depositary Shares evidenced thereby, and upon payment of the fees and expenses of the Depositary for the cancellation of Receipts as provided in Section 5.09 and payment of all taxes and other governmental charges payable in connection with such surrender and withdrawal of the Deposited Securities, and subject to the terms and conditions of the Company's Articles of Association, the Deposited Securities and this Deposit Agreement, and to any other restriction applicable thereto, the Holder of such Receipts shall be entitled to delivery, to or upon the order of such Holder, of the Shares and any other Deposited Securities at the time represented by Receipts. Delivery of such Deposited Securities may be made by the delivery of (a) certificates in the name of such Holder or as ordered by such Holder or by the delivery of certificates properly endorsed or accompanied by proper instruments of transfer to such Holder or as ordered by such Holder and (b) of any other securities, property and cash to which such Holder is then entitled in respect of the Receipts. Such delivery shall be made, as hereinafter provided, without unreasonable delay.

                  Receipts surrendered for such purposes may be required by the Depositary to be properly endorsed in blank or accompanied by a properly executed instrument of transfer in blank, and if the Depositary so requires, the Holder thereof shall execute and deliver to the Depositary a written order directing the Depositary to cause the Shares and any other Deposited Securities being withdrawn to be delivered to or upon the written order of a person or persons designated in such order. Thereupon the Depositary shall direct the Custodian to deliver at the Custodian's office, subject to Sections 2.07, 3.01 and 3.02, and to the other terms and conditions of this Deposit Agreement, to or upon the written order of the person or persons designated in the order delivered to the Depositary as above provided, the amount of Shares and any other Deposited Securities represented by such Receipts, except that, at the request, risk and expense of the Holder, the Depositary may make delivery to such person or persons at its Corporate Trust Office or at such other place as may have been designated for such purpose by the Depositary of any dividends or distributions with respect to the Shares and any other Deposited Securities represented by such Receipts, or of any proceeds of sale of any such dividends, distributions or rights, which may at the time be held by the Depositary. Such direction shall be given by letter or, at the risk and expense of the Holder, by cable, telex or facsimile transmission.

                  Neither the Depositary nor the Custodian shall deliver Shares, by physical delivery, book-entry or otherwise (other than to the Company or its agent as contemplated by Section 4.08), or otherwise permit Shares to be withdrawn from the facility created hereby, except upon the receipt and cancellation of Receipts.

                  At the request, risk and expense of any Holder so surrendering Receipts, and for the account of such Holder, the Depositary shall direct the Custodian to forward any cash or other property (other than rights) and the certificate or certificates and other proper documents of title for the amount of Shares and any other Deposited Securities represented by such Receipts for delivery at its Corporate Trust Office or at such other place as may be reasonably requested by the Holder. Such direction shall be given in writing and mailed, first class air mail postage prepaid, or, at the risk and expense of such Holder, by cable, telex or facsimile transmission.

                  Notwithstanding the foregoing and unless otherwise agreed to between the Depositary and the Issuer, Deposited Securities represented by American Depositary Shares representing Shares of a Series that is a component of a Share Unit may only be withdrawn if the Shares represented thereby are withdrawn with the Shares represented by each other Series of American Depositary Shares representing Shares of all other Series comprising such Share Unit and, in each case, as whole Share Units.

         SECTION 2.07. Limitations on Execution and Delivery, Registration of Transfer and Surrender of Receipts.

                  As a condition precedent to the execution and delivery, registration of transfer, split-up, combination or surrender of any Receipt, the delivery of any distribution thereon, or withdrawal of any Deposited Securities, the Depositary, the Company, the Custodian and the Foreign Registrar, if applicable, may require (a) payment from the depositor of Shares or the presenter of the Receipt of a sum sufficient to pay for (i) any tax or other governmental charge and any stock transfer or registration fees in respect of Receipts or with respect to the Receipts of such other Series as may be printed on the same certificate, (ii) any tax or other governmental charge and any stock transfer or registration fees in respect of registration of transfers of Shares or other Deposited Securities upon any applicable register and (iii) any fees of the Depositary as provided in Section 5.09; (b) the production of proof satisfactory to it as to the identity and genuineness of any signature and as to any other matter contemplated by Section 3.01; and (c) compliance with such reasonable regulations, if any, as the Depositary and Company may establish consistent with the provisions of this Deposit Agreement.

                  The delivery of Receipts of a particular Series against deposits of Shares of the corresponding Series generally or against deposits of particular Shares of the corresponding Series may be suspended or the transfer of Receipts of a particular Series in particular instance, may be refused, or the registration of transfer of outstanding Receipts of a particular Series or the combination or split-up of Receipts of a particular Series, generally may be suspended, during any period when the transfer books of the Depositary or any register for such Shares or Series or other Deposited Securities are closed, or if any such action is deemed necessary or advisable by the Depositary or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of this Deposit Agreement or the Receipts, or for any other reason. Notwithstanding any provision of this Deposit Agreement or the Receipts to the contrary, the surrender of outstanding Receipts and withdrawal of Deposited Securities may be suspended only for (i) temporary delays caused by closing the transfer books of the Depositary or the Company or the deposit of Shares in connection with voting at a shareholders' meeting, or the payment of dividends, (ii) the payment of fees, taxes and similar charges, and (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the Receipts or to the withdrawal of the Deposited Securities, or (iv) any other reason that may at any time be specified in paragraph I(A)(1) of the General Instructions to Form F-6, as from time to time in effect, or any successor provision thereto. Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under this Deposit Agreement any Shares of a particular Series which are required to be registered under the Securities Act unless a registration statement under the Securities Act is in effect as to such Shares.

         SECTION 2.08. Lost Receipts, etc.

                  In case any Receipt shall be mutilated, destroyed, lost or stolen, the Depositary shall execute and deliver a new Receipt of like form and tenor and of the same Series in exchange and substitution for such mutilated Receipt upon cancellation thereof, or in lieu of and in substitution for such destroyed, lost or stolen Receipt, upon the Holder thereof (a) filing with the Depositary (i) a request for such execution and delivery before the Depositary has notice that any such Receipt has been acquired by a bona fide purchaser,
(ii) furnishing the Depositary with a sufficient indemnity bond and (b) satisfying any other reasonable requirements imposed by the Depositary.

         SECTION 2.09. Cancellation and Destruction of Surrendered Receipts.

                  All receipts surrendered to the Depositary shall be cancelled by the Depositary. The Depositary is authorized to destroy Receipts so cancelled. Cancelled Receipts shall not be entitled to any benefits under this Deposit Agreement or be valid or obligatory for any purpose.

         SECTION 2.10. Pre-Release of Shares and Receipts.

                  The Depositary may issue Receipts of a Series against rights to receive Shares of a corresponding Series from the Company (or any agent of the Company recording Share ownership). No such issue of Receipts will be deemed a "Pre-Release" subject to the restrictions of the following paragraph.

                  The Depositary may execute and deliver Receipts prior to the receipt of Shares pursuant to Section 2.02 (each such transaction is hereinafter referred to as a "Pre-Release"). The Depositary may, subject to the provisions of Section 2.06, deliver Shares of a Series upon the receipt and cancellation of Receipts of the corresponding Series which have been pre-released, whether or not such cancellation is prior to the termination of such Pre-Release or the Depositary knows that such Receipt has been pre-released. The Depositary may receive Receipts of a Series in lieu of Shares of the corresponding Series in satisfaction of a Pre-Release. Each Pre-Release will be (a) preceded or accompanied by a written representation and agreement from the person to whom Receipts or Shares are to be delivered that such person, or its customer, beneficially owns the Shares or Receipts to be remitted, as the case may be, (b) at all times fully collateralized with cash or other collateral the Depositary deems appropriate, (c) terminable by the Depositary on five (5) business days' notice or less and (d) subject to such further indemnities and credit regulation as the Depositary deems appropriate. The number of Shares of a Series not deposited but represented by American Depositary Shares outstanding at any time as a result of Pre-Releases will not normally exceed thirty percent (30%) of the Shares of such Series deposited hereunder; provided, however, that the Depositary reserves the right to change or disregard such limit from time to time as it deems appropriate, and may after consultation with the Company change such limit for purposes of general application. The Depositary will also set Dollar limits with respect to Pre-Release transactions to be entered into hereunder with any particular Pre-Release on a case-by-case basis as the Depositary deems appropriate. For purposes of enabling the Depositary to fulfill its obligations to the Holders under this Deposit Agreement, the collateral referred to in clause (b) above shall be held by the Depositary as security for the performance of the Pre-Releasee's obligations to the Depositary in connection with a Pre-Release transaction, including the Pre-Release's obligation to deliver Shares or Receipts upon termination of a Pre-Release transaction (and shall not, for the avoidance of doubt, constitute Deposited Securities hereunder).

                  The Depositary may retain for its own account any compensation received by it in connection with the foregoing.

         SECTION 2.11. Redemption.

                  (a) If the Depositary receives a notice from or on behalf of the Company that Shares of any Series are called for redemption, the Depositary shall send to the Holders:

                  (i) a copy of that notice; and

                  (ii) a notice calling for the surrender of Receipts evidencing a number of American Depositary Shares representing the number of deposited Shares that the Company called for redemption.

                  (b) On or prior to the date set by the Company for the redemption, the Depositary shall deliver for redemption a number of deposited Shares represented by the American Depositary Shares evidenced by the Receipts that have been surrendered to the Depositary prior to that date pursuant to the Depositary's call for surrender. Thereafter, the Depositary shall deliver for redemption deposited Shares that the Company called for redemption but that the Depositary has not already surrendered hereunder, such delivery being without unreasonable delay after Receipts evidencing a number of American Depositary Shares representing those Shares are surrendered to the Depositary pursuant to the Depositary's call for surrender, provided that the Company shall be under no obligation hereunder to redeem any such further Shares so delivered.

                  (c) When the Depositary receives entitlements in respect of deposited Shares delivered by the Depositary for redemption, the Depositary shall cancel surrendered Receipts evidencing the corresponding number of American Depositary Shares and distribute those entitlements to the Holders entitled to them in accordance with applicable provisions of this Deposit Agreement, after deduction or upon payment of the fees and expenses of the Depositary applicable in the case of surrender of Receipts for the purpose of withdrawal of Deposited Securities. If the Depositary will distribute entitlements in respect of less than all the American Depositary Shares evidenced by a Receipt, the Depositary shall execute and deliver to the Holder of that Receipt a Receipt evidencing American Depositary Shares in respect of which it is not distributing entitlements.

                  (d) The Company is not entitled to exercise any right to redeem deposited Shares that form part of deposited Units of Shares unless it redeems whole deposited Units of Shares.

                  (e) If the Depositary receives a notice of redemption of less than all of the deposited Shares of any Series, the Depositary may determine which Receipts to call for surrender or what number of American Depositary Shares evidenced by any Receipt to call for surrender in any manner that it reasonably determines to be fair and practical.

ARTICLE III. CERTAIN OBLIGATIONS OF HOLDERS OF RECEIPTS.

         SECTION 3.01. Filing Proofs, Certificates and Other Information.

                  Any person presenting Shares for deposit or any Holder or Beneficial Owner may be required by the Depositary from time to time (i) to file with the Depositary or the Custodian such proof of citizenship or residence, exchange control approval, payment of applicable taxes or other governmental charges, legal or beneficial ownership of Receipts, Deposited Securities or other securities, compliance with all applicable laws or regulations or terms of this Deposit Agreement or the Receipts, or such information relating to the registration on the books of the Company or the Foreign Registrar, if applicable, or any other information the Depositary or the Company may deem necessary or appropriate to evidence compliance with all applicable laws and regulations, and (ii) to execute such certificates and to make such representations and warranties as the Depositary may deem necessary or proper or as the Company may reasonably request by written request to the Depositary. The Depositary may withhold the delivery or registration of transfer of any Receipt or the distribution of any dividend or distribution of rights or of the sale proceeds thereof or the delivery of any Deposited Securities until such proof or other information is filed or such certificates are executed or such representations and warranties are made to the Depositary's satisfaction, and if the Company so requests in writing to the Depositary, to the Company's satisfaction. The Depositary shall provide the Company, in a timely manner, with copies of any such proofs, certificates or other information upon written request by the Company, unless such disclosure is prohibited by law.

         SECTION 3.02. Liability of Holders for Taxes.

                  If any tax or other governmental charge shall become payable with respect to any Receipt or with respect to any Deposited Securities represented by American Depositary Shares of any other Series evidenced by any Receipt, such tax or other governmental charge shall be payable by the Holder of such Receipt to the Depositary. The Depositary may deduct the amount of any taxes owed from any payments to the Holder. The Depositary may restrict or refuse to effect any transfer of such Receipt or any combination or split-up thereof or any withdrawal of Deposited Securities represented by American Depositary Shares evidenced thereby until such payment is made, and may withhold any dividends or other distributions or may sell any part or all of the Deposited Securities represented by American Depositary Shares evidenced by such Receipt and may apply such dividends or other distributions or the proceeds of any such sale to payment of such tax or other governmental charge (and any taxes or expenses arising out of such sale), the Holder of such Receipt remaining liable for any deficiency. If the Depositary sells deposited securities, it will, if appropriate, reduce the number of ADSs held by the Holder to reflect the sale and pay to the Holder any proceeds, or send to the Holder any property, remaining after it has paid the taxes.

         SECTION 3.03. Warranties on Deposit of Shares.

                  Every person depositing Shares under this Deposit Agreement shall be deemed thereby to represent and warrant that such Shares and each certificate therefore are validly issued, fully paid, non-assessable and free of any preemptive right of the holders of outstanding Shares and that the person making such deposit is duly authorized so to do. Every such person shall also be deemed to represent that (i) Shares presented for deposit are not, and the Receipts evidencing the American Depositary Shares representing such Shares would not be, restricted securities within the meaning of Rule 144(a)(3) under the Securities Act of 1933, and (ii) the deposit of Shares or the sale of the Receipts issued upon such deposit is not otherwise restricted under the securities laws of the United States. Such representations and warranties shall survive the deposit of Shares and the execution and delivery of Receipts in respect thereof.

         SECTION 3.04. Disclosure of Interests.

                  To the extent that provisions of or governing any Deposited Securities including, without limitation, the provisions of the Company's Articles of Association as in effect from time to time and resolutions and regulations of the Company's Board of Directors adopted pursuant to such Articles of Association or any applicable laws or regulations in the United Kingdom, the United States or any other country, may require the disclosure of beneficial or other ownership of Deposited Securities, other Shares and other securities of the Company and may provide for blocking transfer and voting or other rights to enforce such disclosure or limit such ownership, the Depositary shall use its reasonable efforts to comply with the Company's written instructions as to Receipts in respect of any such enforcement or limitation and Holders shall comply with all such disclosure requirements and ownership limitations and shall cooperate with the Depositary's compliance with such Company instructions.

ARTICLE IV. THE DEPOSITED SECURITIES.

         SECTION 4.01. Cash Distributions.

                  Whenever the Depositary or the Custodian shall receive any cash dividend or other cash distribution on any Deposited Securities, the Depositary shall, subject to the provisions of Section 4.05, as promptly as practicable convert or cause to be converted such dividend or distribution into Dollars and shall promptly distribute the Dollars thereby received (net of the fees, expenses and charges of the Depositary as provided in Section 5.09) to Holders of Receipts on the record date fixed pursuant to Section 4.06 in proportion to the number of American Depositary Shares held by each of them, respectively; provided, however that in the event that any of the deposited Shares are not entitled, by reason of their dates of issuance, or otherwise, to receive the full amount of such cash dividend or distribution, the Depositary shall make appropriate adjustments in the amounts distributed to the Holders of the Receipts issued in respect of such Shares; and provided, further, that in the event that the Company or the Depositary shall be required to withhold and does withhold from any cash dividend or other cash distribution in respect of any Deposited Securities an amount on account of taxes, the amount distributed on the Receipts issued in respect of such Deposited Securities shall be reduced accordingly. The Depositary shall distribute only such amounts, however, as can be distributed without attributing to any Holder of a Receipt a fraction of one cent. Any such fractional amounts shall be rounded to the nearest whole cent and so distributed to Holders entitled thereto. The Company or its agent will remit to the appropriate governmental agency in the United Kingdom all amounts withheld and owing to such agency. The Depositary will forward to the Company or its agent such information from its records as the Company may reasonably request to enable the Company or its agent to file necessary reports with governmental agencies, and the Depositary or the Company or its agent may file any such reports necessary to obtain benefits under the applicable tax treaties for the Holders of Receipts.

         SECTION 4.02. Distribution Other Than Cash, Shares or Rights.

                  Whenever the Depositary shall receive any distribution on the Deposited Securities of a particular Series other than cash, Shares of the corresponding Series or rights pursuant to Section 4.01, 4.03 or 4.04, the Depositary shall cause such amount of the securities or property received by it to be distributed as promptly as practicable to the Holders of Receipts of such Series on the record date fixed pursuant to Section 4.06, in proportion to the number of American Depositary Shares of the corresponding Series representing such Deposited Securities held by each of them, respectively, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution; provided, however that if in the opinion of the Depositary such distribution cannot be made among the Holders of such Receipts entitled thereto in proportion to the number of American Depositary Shares of the corresponding Series held by each of them, or if for any other reason (including, but not limited to, any requirement that the Company or the Depositary withhold an amount on account of taxes or other governmental charges or that such securities must be registered under the Securities Act in order to be distributed to Holders) the Depositary deems such distribution not to be lawful or feasible, the Depositary may after consultation with the Company to the extent practicable adopt such method as it deems equitable and practicable for the purpose of effecting such distribution, including, but not limited to, the sale, at public or private sale, of the securities or property thus received, or any part thereof, at such place or places and upon such terms as it deems proper, and the net proceeds of any such sale (net of the fees, expenses and charges of the Depositary as provided in Section 5.09) shall be distributed by the Depositary to the Holders of Receipts entitled thereto as in the case of a distribution received in cash.

         SECTION 4.03. Distribution in Shares.

                  If any distribution upon Deposited Securities of a particular Series consists of a dividend in, or free distribution of, Shares of the corresponding Series, the Depositary may, and shall if the Company so requests, and furnishes it promptly with satisfactory evidence that it is legal to do so, distribute to the Holders of Receipts on the record date fixed pursuant to
Section 4.06, in proportion to the number of American Depositary Shares held by each of them, respectively, additional Receipts in the same form for an aggregate number of American Depositary Shares of the corresponding Series representing the amount of such Shares received as such dividend or free distribution, subject to the terms and conditions of this Deposit Agreement with respect to the deposit of Shares and the issuance of American Depositary Shares evidenced by Receipts, including the withholding of any tax or other governmental charge as provided in Section 4.11 and the payment of the fees, expenses and charges of the Depositary as provided in Section 5.09. Notwithstanding the foregoing, the Depositary will not distribute additional Receipts in respect of any securities so received by it in respect of Shares of a Series that is a component of a Share Unit unless the securities so received consist of a dividend in, or free distribution of Shares of all the Series comprising such Share Unit. In lieu of delivering Receipts for fractional American Depositary Shares the Depositary will sell the amount of Shares represented by the aggregate of such fractions, at public or private sale, at such place or places and upon such terms as it may deem proper, and distribute the net proceeds of any such sale in accordance with Section 4.01. If additional Receipts of a particular Series are not so distributed (except as pursuant to the preceding sentence), each American Depositary Share of the corresponding Series shall thenceforth also represent its proportionate interest in the additional Shares so distributed upon such Deposited Securities.

         SECTION 4.04. Rights.

                  In the event that the Company shall offer or cause to be offered to the Holders of any Deposited Securities of a particular Series any rights to subscribe for additional Shares of the corresponding Series or any rights of any other nature, the Depositary shall have discretion as to the procedure to be followed in making such rights available to any Holders of Receipts or in disposing of such rights on behalf of any Holders and making the net proceeds available to such Holders in accordance with the procedures for distributing cash provided for in Section 4.01, or, if by the terms of such rights offering or for any other reason it would not be lawful or feasible for the Depositary either to make such rights available to any Holders or to dispose of such rights and make the net proceeds available to such Holders, then the Depositary shall allow the rights to lapse. If at the time of the offering of any rights the Depositary determines in its discretion that it is lawful and feasible to make such rights available to all or certain Holders but not to other Holders, the Depositary may, and shall if the Company so requests, distribute to any Holder to whom it determines the distribution to be lawful and feasible, in proportion to the number of American Depositary Shares representing such Deposited Securities held by such Holder, warrants or other instruments therefor in such form as it deems appropriate.

                  In circumstances in which rights would otherwise not be distributed generally, if the Depositary determines in it discretion that it is lawful and feasible to make such rights available to certain Holders, the Depositary will, subject to applicable law, make such rights available to such Holders upon written notice from the Company to the Depositary that (a) the Company has elected in its sole discretion to permit such rights to be exercised and (b) such Holder has executed such documents as the Company and the Depositary have determined are reasonably required under applicable law.

                  If the Depositary has distributed warrants or other instruments for rights to all or certain Holders, then upon instruction from any such Holder pursuant to such warrants or other instruments to the Depositary from such Holder to exercise such rights, upon payment by such Holder to the Depositary for the account of such Holder of an amount equal to the purchase price of the Shares of a particular Series to be received upon the exercise of the rights, and upon payment of the fees and expenses of the Depositary and any other charges as set forth in such warrants or other instruments, the Depositary shall, on behalf of such Holder, exercise the rights and purchase the Shares of the corresponding Series, and the Company shall cause the Shares so purchased to be delivered to the Depositary on behalf of such Holder. As agent for such Holder, the Depositary will cause the Shares so purchased to be deposited pursuant to Section 2.02 of this Deposit Agreement, and shall, pursuant to
Section 2.03 of this Deposit Agreement, execute and deliver Receipts of the corresponding Series to such Holder. In the case of a distribution pursuant to the second paragraph of this Section 4.04, such Receipts shall bear a legend in accordance with applicable U.S. laws, and shall be subject to the appropriate restrictions on sale, deposit, cancellation and transfer under such laws.

                  If the Depositary determines in its discretion that it is not lawful or feasible to make such rights available to all or certain Holders, it may sell the rights, warrants or other instruments in proportion to the number of American Depositary Shares of a particular Series held by the Holders to whom it has determined it may not lawfully or feasibly make such rights available, and allocate the net proceeds of such sales (net of the fees, expenses and charges of the Depositary as provided in Section 5.09 and all taxes and other governmental charges payable in connection with such rights, and subject to the terms and conditions of this Deposit Agreement) for the account of such Holders otherwise entitled to such rights, warrants or other instruments, upon an averaged or other practical basis without regard to any distinctions among such Holders on account of exchange restrictions or the date of delivery of any Receipt or otherwise.

                  The Depositary will not offer rights to Holders, unless it has received from the Company evidence, as provided in Section 5.07, to the effect that (i) a registration statement under the Securities Act covering such offering is in effect or (ii) such offering does not require registration under the Securities Act. If a Holder of Receipts requests the distribution of warrants or other instruments, notwithstanding that there has been no registration under the Securities Act, the Depositary shall not effect such distribution unless it has received an opinion from recognized counsel in the United States for the Company satisfactory to the Depositary upon which the Depositary may rely that such distribution to such Holder is exempt from such registration.

                  The Depositary shall not be responsible for any failure to determine that it may be lawful or feasible to make such rights available to Holders in general or any Holder in particular.

         SECTION 4.05. Conversion of Foreign Currency.

                  Whenever the Depositary shall receive foreign currency, received by way of dividends or other distributions or in the form of net proceeds from the sale of securities, property or rights, and if, at the time, the foreign currency so received can, in the reasonable judgment of the Depositary, be converted on a reasonable basis into Dollars and the resulting Dollars transferred to the United States, the Depositary shall as promptly as practicable convert or cause to be converted, by sale or in any other manner that it may determine, such foreign currency into Dollars, and such Dollars (less any reasonable and customary expenses incurred by the Depositary in the conversion of such foreign currency) shall be promptly distributed to the Holders entitled thereto or, if the Depositary shall have distributed any warrants, or other instruments which entitle the holders thereof to such Dollars, then to the holders of such warrants or instruments, upon surrender thereof for cancellation. Such distribution may be made upon an averaged or other practicable basis without regard to any distinctions among Holders on account of exchange restrictions, the date of delivery of any Receipt or otherwise, and shall be net of any expenses of conversion into Dollars incurred by the Depositary as provided in Section 5.09.

                  If such conversion or distribution can be effected only with the approval or license of any government or agency thereof, the Depositary shall file such application for approval or license, if any, as it may deem desirable.

                  If at any time the Depositary shall determine that in its reasonable judgment any foreign currency received by the Depositary is not convertible on a reasonable basis into Dollars transferable to the United States, or if any approval or license of any government or agency thereof which is required for such conversion is denied or in the opinion of the Depositary cannot be obtained, or if any such approval or license is not obtained within a reasonable period as determined by the Depositary, the Depositary may in its discretion, but subject to applicable laws and regulations, either (i) distribute such foreign currency (or an appropriate document evidencing the right to receive such foreign currency) to the Holders of Receipts entitled to receive the same, or (ii) hold such foreign currency for the respective accounts of such persons, uninvested and without liability for interest.

                  If any such conversion of foreign currency, in whole or in part, can be effected as aforesaid for distribution to some but not all of the Holders of Receipts entitled thereto, the Depositary may in its discretion make such conversion and distribution in Dollars, to the extent such currency shall be convertible as aforesaid, to the Holders of Receipts entitled thereto and, with respect to the balance of such foreign currency, shall in its discretion, but subject to any applicable law and regulations, either (i) distribute or make available for distribution such balance to the persons who were Holders of Receipts entitled thereto with respect to whom such conversion could not then be effected, or (ii) hold such balance for the respective accounts of such persons, uninvested and without liability for interest.

         SECTION 4.06. Fixing of Record Date.

                  Whenever, any cash dividend, or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued with respect to the Deposited Securities of a particular Series, or whenever for any reason the Depositary causes a change in the number of Shares of a particular Series that are represented by each American Depositary Share of the corresponding Series, or whenever the Depositary shall receive notice of any meeting of holders of Shares or other Deposited Securities, the Depositary shall fix a record date (a) for the determination of the Holders of Shares of a particular Series who shall be (i) entitled to receive such dividend, distribution or rights or the net proceeds of the sale thereof or (ii) entitled to give instructions for the exercise of voting rights at any such meeting, or (b) on or after which each American Depositary Share will represent the changed number of Shares. Such record date shall be the same record date as any corresponding record date set by the Company for such purpose or, if different, fixed after consultation with the Company. Subject to the provisions of Sections 4.01 through 4.05 and to the other terms and conditions of this Deposit Agreement, the Holders on such record date shall be entitled, as the case may be, to receive the amount distributable by the Depositary with respect to such dividend or other distribution or such rights or the net proceeds of sale thereof in proportion to the number of American Depositary Shares of the corresponding Series held by them, respectively, and to give voting instructions and to act in respect of any other such matter.

         SECTION 4.07. Voting of Deposited Securities.

                  Upon receipt of notice of any meeting of holders of Shares of a particular Series or other Deposited Securities, if requested in writing by the Company, the Depositary shall, as soon as practicable thereafter, mail to the Holders of Receipts of the corresponding Series a notice, the form of which notice shall be in the sole discretion of the Depositary, which shall contain
(a) such information as is contained in such notice of meeting, (b) a statement that such Holders of Receipts of the corresponding Series at the close of business on a specified record date will be entitled, subject to any applicable provision of English law, or of the Articles of Association of the Company, to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the amount of Shares of such Series or other Deposited Securities of the corresponding Series represented by their respective American Depositary Shares, and (c) a brief statement as to the manner in which such instructions may be given. Upon the written request of a Holder of a Receipt on such record date, received on or before the date established by the Depositary for such purpose, the Depositary shall endeavor insofar as practicable to vote or cause to be voted the amount of Shares of such Series or other Deposited Securities represented by such Receipt in accordance with the instructions set forth in such request. The Depositary shall not vote or attempt to exercise the right to vote that attaches to the Shares of such Series or other Deposited Securities except in accordance with such instructions.

                  There can be no assurance that Holders generally or any Holder in particular will receive the notice described in the preceding paragraph sufficiently to ensure that the Holder can instruct the Depositary to vote the Shares of a particular Series or Deposited Securities of the corresponding Series in accordance with the provisions set forth in the preceding paragraph.

         SECTION 4.08. Changes Affecting Deposited Securities, Reclassification Recapitalizations, etc.

                  In circumstances where the provisions of Section 4.03 do not apply, upon any change in par or nominal value, sub-division, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger, amalgamation or consolidation or sale of assets affecting the Company or to which it is a party, any securities which shall be received by the Depositary or the Custodian in exchange for or in conversion of or in respect of Deposited Securities shall be treated as new Deposited Securities under this Deposit Agreement and each ADS will thenceforth represent, in addition to the existing Deposited securities, if any, the right to receive a proportional interest in the new deposited securities, and Receipts of the Series then outstanding shall thenceforth represent, in addition to the existing Deposited securities, if any, the new Deposited Securities so received in exchange for or on conversion of or in respect of Deposited Securities of the Series unless additional or new Receipts are delivered pursuant to the following sentence. In any such case, the Depositary may, and shall if the Company shall so request, execute and deliver additional Receipts as in the case of a dividend in Shares, or may call for the surrender of outstanding Receipts to be exchanged for new Receipts of the corresponding Series specifically describing such new Deposited Securities; provided, however, that the Depositary will not distribute additional Receipts in respect of any securities so received by it in respect of Shares of a Series comprising a Share Unit unless the securities so received consist of Shares of all Series comprising such Share Unit.

         SECTION 4.09. Statutory Reports.

                  The Depositary shall make available for inspection by Holders of Receipts of any Series at the Depositary's Corporate Trust Office any notices, reports and other communications received from the Company which are both (a) received by the Depositary, the Custodian or their respective nominees as the holder of Deposited Securities of the corresponding Series and (b) made generally available to the holders of Deposited Securities by the Company. The Depositary shall also, upon the Company's written request, send to the Holders copies of such reports furnished by the Company pursuant to Section 5.06. Any such reports and communications, including any proxy soliciting material, furnished to the Depositary by the Company shall be furnished in English, to the extent such materials are required to be translated into English pursuant to any rules or regulations of the Commission.

         SECTION 4.10. List of Holders.

                  Promptly upon the written request of the Company, the Depositary shall furnish to it a list, as of a recent date, of the names, addresses and holdings of American Depositary Shares of any Series by all persons in whose names Receipts are registered on the books of the Depositary.

         SECTION 4.11. Withholding.

                  In connection with any distribution to Holders, (i) the Company will remit to the appropriate governmental authority or agency any amounts (a) required to be withheld by the Company and (b) owing to such authority or agency by the Company, and (ii) the Depositary and the Custodian will remit to the appropriate governmental authority or agency any amounts (a) required to be withheld and (b) owing to such authority or agency by the Depositary or the Custodian. In the event that the Depositary determines that any distribution in property (including Shares and rights to subscribe therefor) is subject to any tax or other governmental charge which the Depositary is obligated to withhold, the Depositary may, by public or private sale, dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner as the Depositary deems necessary and practicable to pay any such taxes or charges and the Depositary shall distribute the net proceeds of any such sale after deduction of such taxes or charges to the Holders entitled thereto in proportion to the number of American Depositary Shares held by them, respectively. The Depositary will forward to the Company or its agent such information from its records as the Company may reasonably request to enable the Company or its agent to file necessary reports with governmental agencies, and the Depositary or the Company or its agent may file any such reports necessary to obtain benefits under the applicable tax treaties for the Holders of Receipts.

ARTICLE V. THE DEPOSITARY, THE CUSTODIAN AND THE COMPANY.

         SECTION 5.01. Maintenance of Offices and Transfer Books by the Depositary.

                  Until termination of this Deposit Agreement in accordance with its terms, the Depositary shall maintain, at its Corporate Trust Office, facilities for the execution and delivery, registration of transfer, and surrender of Receipts of each Series, all in accordance with the provisions of this Deposit Agreement.

                  The Depositary shall keep at its Corporate Trust Office a book or books for the transfer and registration of Receipts for each Series, which at all reasonable times shall be open for inspection by Holders of such Receipts; provided that such inspection shall not be for the purpose of communicating with Holders of such Receipts in the interest of a business or object other than the business of the Company or a matter related to this Deposit Agreement or the Receipts of such Series. The Depositary may close the books, at any time or from time to time, when reasonably deemed expedient by it in connection with the performance of its duties hereunder or at the request of the Company.

                  If any Receipts of a particular Series or the American Depositary Shares evidenced thereby are listed on one or more stock exchanges in the United States, the Depositary shall act as Registrar or appoint a Registrar or one or more co-registrars for registry of such Receipts in accordance with any requirements of such exchange or exchanges.

         SECTION 5.02. Prevention or Delay in Performance by the Depositary, the Custodian or the Company.

Neither the Depositary, the Custodian nor the Company shall incur any liability to any Holder or Beneficial Owner of any Receipt, if by reason of any provision of any present or future law or regulation of the United States, any state thereof, the United Kingdom or of any other country, or of any other action of any governmental or regulatory authority of the United States, the United Kingdom or any other country, or of any stock exchange, or by reason of any provision, present or future, of the Articles of Association of the Company, or by reason of any act of God or war or terrorism or other circumstance beyond its control, the Depositary, the Custodian or the Company, as the case may be, shall be delayed in, prevented or forbidden from, or subjected to any civil or criminal penalty on account of doing or performing any act or thing which by the terms of this Deposit Agreement it is provided shall be done or performed; nor shall the Depositary, the Custodian or the Company incur any liability to any Holder or Beneficial Owner of a Receipt by reason of any non-performance or delay, caused as aforesaid, in the performance of any act or thing which, by the terms of this Deposit Agreement, it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in this Deposit Agreement. Where, by the terms of a distribution pursuant to Section 4.01, 4.02, or 4.03 of this Deposit Agreement, or an offering or distribution pursuant to Section 4.04 of this Deposit Agreement, or for any other reason, such distribution or offering may not be made available to Holders, and the Depositary may not dispose of such distribution or offering on behalf of such Holders and make the net proceeds available to such Holders, then the Depositary shall not make such distribution or offering, and shall allow any rights, if applicable, to lapse. The Depositary shall not perform any action required or permitted under this Deposit Agreement which shall be prohibited by the rules of any securities exchange on which the American Depositary Shares are listed for trading.

         SECTION 5.03. Obligations of the Depositary, the Custodian and the Company.

                  Neither the Depositary nor the Company assumes any obligation or shall be subject to any liability under this Deposit Agreement to Holders or Beneficial Owners of Receipts, other than that each of them agrees to perform its obligations and duties specifically set forth in this Deposit Agreement without negligence or bad faith.

                  The Depositary shall not be subject to any liability with respect to the validity or worth of the Deposited Securities. Neither the Depositary nor the Company shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the Receipts, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expenses and liabilities be furnished as often as may be required, and the Custodian shall not be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary.

                  Neither the Depositary, the Custodian nor the Company shall be liable for any action or non-action by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder or Beneficial Owner of a Receipt or any other person believed by it in good faith to be competent to give such advice or information. The Depositary, the Custodian and the Company may rely and shall be protected in acting upon any written notice, request, direction or other document believed by it to be genuine and to have been signed or presented by the proper party or parties.

                  The Depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with any matter arising wholly after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises the Depositary performed its obligations without negligence or bad faith while it acted as Depositary.

                  Neither the Depositary nor the Custodian shall be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner or effect of any such vote made either with or without request, or for not exercising any right to vote, as long as any such action or non-action is in good faith.

                  The Depositary and the Custodian may own and deal in any class of securities of the Company and its affiliates, and in Receipts.

                  No disclaimer of liability under the Securities Act is intended by any provision of this Deposit Agreement.

         SECTION 5.04. Resignation and Removal of the Depositary; Appointment of Successor Depositary.

                  The Depositary may at any time resign as Depositary hereunder with respect to any or all Series of Deposited Securities by written notice of its election so to do delivered to the Company and the Custodian, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

                  The Depositary may with respect to any or all Series of Deposited Securities at any time be removed by the Company by 90 days prior written notice of such removal delivered to the Depositary and the Custodian, such removal to become effective upon the later of the (i) 90th day after delivery of the notice to the Depositary or (ii) appointment of a successor depositary in respect of the Series of Deposited Securities with respect to which the Depositary is to be removed and its acceptance of such appointment as hereinafter provided.

                  In case at any time the Depositary acting hereunder shall resign or be removed, the Company, unless the Company shall desire the termination of this Deposit Agreement as provided in Section 6.02, shall use its best efforts to appoint a successor depositary, which shall be a bank or trust company having its principal office in the Borough of Manhattan, The City of New York. Every successor depositary shall execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor; provided, however that such predecessor, upon payment of all sums due it and on the written request of the Company, shall execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, shall duly assign, transfer and deliver all right, title and interest in the Deposited Securities to such successor and shall deliver to such successor a list of the Holders of all outstanding Receipts. Any successor depositary shall promptly mail notice of its appointment to the Holders of Receipts and the Custodian.

                  Any corporation into or with which the Depositary may be converted, merged or consolidated shall be the successor of such Depositary without the execution or filing of any document or any further act.

         SECTION 5.05. The Custodian.

                  The Depositary may appoint one or more agents to act as its Custodian hereunder. Any Custodian in acting hereunder shall be subject at all times and in all respects to the directions of the Depositary, and shall be responsible solely to it. The Depositary shall be solely responsible for the Custodian. Any Custodian may resign and be discharged from its duties hereunder with respect to any or all Series of Deposited Securities by notice of such resignation delivered to the Depositary at least thirty (30) days prior to the date on which such resignation is to become effective. If upon such resignation there shall be no Custodian acting hereunder, the Depositary shall, promptly after receiving such notice, appoint a substitute custodian or custodians with respect to the Series of Deposited Securities with respect to which the Custodian has resigned, each of which shall thereafter be a Custodian hereunder. Whenever the Depositary in its discretion determines that it is in the best interest of the Holders to do so, it may appoint a substitute or additional custodian or custodians, which shall thereafter be one of the Custodians hereunder. Upon demand of the Depositary any previous Custodian shall deliver the Deposited Securities held by it to any other Custodian or such substitute or additional custodian or custodians with respect to any or all Series of Deposited Securities as the Depositary shall instruct. Each such substitute or additional custodian or custodians shall deliver to the Depositary, forthwith upon its appointment, an acceptance of such appointment satisfactory in form and substance to the Depositary.

                  Upon the appointment of any successor depositary hereunder, any Custodian then acting hereunder shall forthwith become, without any further act or writing, the agent hereunder of such successor depositary, and the appointment of such successor depositary shall in no way impair the authority of any Custodian hereunder provided, however that the successor depositary so appointed shall, on the written request of any Custodian, execute and deliver to such Custodian all such instruments as may be proper to give to such Custodian full and complete power and authority as agent hereunder of such successor depositary.

         SECTION 5.06. Notices and Reports.

                  On or before the first date on which the Company gives notice, by publication or otherwise, of any meeting of holders of Shares or other Deposited Securities of a particular Series, or of any adjourned meeting of such holders, or of the taking of any action in respect of any cash or other distributions or the offering of any rights, the Company agrees to transmit to the Depositary and the Custodian a copy of the notice thereof in the form given or to be given to holders of Shares or other Deposited Securities of such Series.

                  The Company will arrange for the translation into English, if not already in English, to the extent required pursuant to any rules or regulations of the Commission, and the prompt transmittal by the Company to the Depositary and the Custodian, of such notices and any other reports and communications, including any proxy soliciting materials, which are made generally available by the Company to holders of its Shares or other Deposited Securities of a particular Series. If requested in writing by the Company, the Depositary will arrange for the mailing, at the Company's expense, of copies of such notices, reports and communications that are made generally available by the Company to holders of its Shares or other Deposited Securities of the corresponding Series and/or, at the written request of the Company and at the Company's expense, make such notices, reports and other communications available to all Holders on a basis similar to that for holders of Shares or other Deposited Securities of the corresponding Series, or on such other basis as the Company may advise the Depositary is required or as the Depositary may be required by any applicable law or regulation. The Company will timely provide the Depositary with the quantity of such notices, reports and communications, including any proxy soliciting materials, as requested by the Depositary from time to time, in order for the Depositary to effect such mailings. The Depositary will, at the expense of the Company, make such copies and such notices, reports and communications available for inspection by Holders at the Depositary's Corporate Trust Office, at the office of the Custodian and at any other designated transfer offices.

         SECTION 5.07. Distribution of Additional Shares, Rights, etc.

                  The Company agrees that in the event of any future issuances or distributions (collectively, a "Distribution") of (a) additional Shares of any Series or other securities that are Deposited Securities of a particular Series ("ADS Securities"), (b) rights, preferences or privileges to subscribe for ADS Securities, (c) securities convertible into or exchangeable for ADS Securities or (d) rights, preferences or privileges to subscribe for securities convertible into or exchangeable for ADS Securities, such Distribution shall be effected by the Company in a manner so as not to violate the Securities Act, or any securities or "Blue Sky" law of any relevant jurisdictions in the United States. The Company shall direct the Depositary in writing to take, or to cause the Custodian to take, specified, reasonable measures with respect to the acceptance for deposit of ADS Securities as shall be required to prevent any violation of the registration requirements of the Securities Act or any securities or "Blue Sky" law of any relevant jurisdictions in the United States.

                  The Company will promptly furnish to the Depositary evidence satisfactory to the Depositary and its counsel that a registration statement under the Securities Act is in effect with respect to such Distribution, or a written opinion from U.S. counsel for the Company, which counsel shall be reasonably satisfactory to the Depositary, stating that registration under the Securities Act is not required with respect to such Distribution in order to prevent violation of the registration requirements of the Securities Act or any securities or "Blue Sky" law of any relevant jurisdictions in the United States.

                  The Company agrees with the Depositary that neither the Company nor any person controlled by, controlling or under common control with the Company will at any time deposit any ADS Securities hereunder, either upon original issuance or upon a sale of ADS Securities previously issued and reacquired by the Company or by any person controlled by, controlling or under common control with the Company, unless such ADS Securities have been registered under the Securities Act or an exemption from the registration requirements of the Securities Act is available.

         SECTION 5.08. Indemnification.

                  The Company agrees to indemnify the Depositary, any Custodian, any other agent of the Company or the Depositary hereunder and their respective directors, officers, employees, agents and affiliates (each, an "Indemnified Person") against, and hold each of them harmless from, any liability or expense (including, but not limited to, the reasonable fees and expenses of counsel) which may be based on or arise out of (a) acts performed or omitted in accordance with the provisions of this Deposit Agreement and of the Receipts, as the same may be amended, modified or supplemented from time to time, (i) by an Indemnified Person, except for any liability or expense arising out of the negligence or bad faith of such Indemnified Person, or (ii) by the Company or any of its directors, officers, employees, agents and affiliates or (b) out of or in connection with any offer or sale of Receipts, American Depositary Shares, Shares, other Deposited Securities, proxy statement, prospectus (or placement memorandum) or preliminary prospectus (or preliminary placement memorandum) or any registration statement under the Securities Act in respect thereof, except to the extent such loss, liability or expense arises out of information (or omissions from such information) relating to such Indemnified Person, furnished in writing to the Company, and not materially changed or altered by the Company, by such Indemnified Person expressly for use in a registration statement, proxy statement, prospectus (or placement memorandum) or preliminary prospectus (or preliminary placement memorandum) under the Securities Act.

                  The indemnities contained in the preceding paragraph shall not extend to any liability or expense which arises solely and exclusively out of a Pre-Release (as defined in Section 2.10) of a Receipt or Receipts of any Series in accordance with Section 2.10 and which would not otherwise have arisen had such Receipt or Receipts not been the subject of a Pre-Release pursuant to
Section 2.10; provided, however that the indemnities provided in the preceding paragraph shall apply to any such liability or expense (i) to the extent that such liability or expense would have arisen had a Receipt or Receipts of any Series not been the subject of a Pre-Release, or (ii) which may arise out of any misstatement or alleged misstatement or omission or alleged omission in any registration statement, proxy statement, prospectus (or placement memorandum) or preliminary prospectus (or preliminary placement memorandum) relating to the offer of sale of American Depositary Shares, except to the extent any such liability or expense arises out of (i) information relating to the Depositary or any Custodian (other than the Company), as applicable, furnished in writing and not materially changed or altered by the Company expressly for use in any of the foregoing documents, or, (ii) if such information is provided, the failure to state a material fact necessary to make the information provided not misleading.

                  The Depositary agrees to Indemnify the Company, its directors, officers, employees, agents and affiliates against, and hold each of them harmless from, any liability or expense (including, but not limited to, the reasonable fees and expenses of counsel) which may be based on or arise out of acts performed or omitted by such Indemnified Person, due to its negligence or bad faith.

                  The obligations set forth in this Section 5.08 shall survive the termination of this Deposit Agreement or the succession or substitution of any Indemnified Person hereunder.

         SECTION 5.09. Charges and Expenses.

                  The Company agrees to pay the fees, reasonable expenses and out-of-pocket charges of the Depositary and those of any Registrar only in accordance with agreements in writing entered into between the Depositary and the Company from time to time. The Depositary shall present its statement for such charges and expenses to the Company at least once every three months. The charges and expenses of the Custodian are for the sole account of the Depositary.

                  The following charges shall be incurred by any party depositing or withdrawing Shares of any Series or by any party surrendering Receipts of a particular Series or to whom such Receipts are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by the Company or an exchange of stock regarding the Receipts or Deposited Securities of a particular Series or a distribution of Receipts pursuant to Section 4.03), or by Holders, as applicable: (1) taxes and other governmental charges, (2) such registration fees as may from time to time be in effect for the registration of transfers of Shares of any Series generally on the Share register of the Company or Foreign Registrar for the corresponding Series and applicable to transfers of Shares of any Series to or from the name of the Depositary or its nominee or the Custodian or its nominee on the making of deposits or withdrawals hereunder, (3) such cable, telex and facsimile transmission expenses as are expressly provided in this Deposit Agreement, (4) such expenses as are incurred by the Depositary in the conversion of foreign currency pursuant to Section 4.05, (5) a fee of $5.00 or less per 100 American Depositary Shares (or portion thereof) for the execution and delivery of Receipts of the corresponding Series pursuant to Section 2.03, 4.03 or 4.04 and the surrender of Receipts of the corresponding Series pursuant to Section 2.05 or 6.02, (6) a fee for the distribution of securities pursuant to Section 4.02, such fee being in an amount equal to the fee for the execution and delivery of American Depositary Shares referred to above which would have been charged as a result of the deposit of such securities (for purposes of this clause 7 treating all such securities as if they were Shares) but which securities are instead distributed by the Depositary to Holders and (7) any other charge payable by the Depositary, any of the Depositary's agents, including the Custodian, or the agents of the Depositary's agents in connection with the servicing of Shares of any Series or other Deposited Securities (which charge shall be assessed against Holders as of the date or dates set by the Depositary in accordance with Section
4.06 and shall be payable at the sole discretion of the Depositary by billing such Holders for such charge or by deducting such charge from one or more cash dividends or other cash distributions).

         SECTION 5.10. Retention of Depositary Documents.

                  The Depositary is authorized to destroy those documents, records, bills and other data compiled during the term of this Deposit Agreement at the time permitted by the laws or regulations governing the Depositary, unless the Company requests in writing that such papers be retained for a longer period or turned over to the Company or to a successor depositary.

         SECTION 5.11. Exclusivity.

                  The Company agrees not to appoint any other depositary for issuance of American Depositary Receipts so long as The Bank of New York is acting as Depositary hereunder.

         SECTION 5.12. List of Restricted Securities Owners.

                  From time to time, the Company shall provide to the Depositary a list setting forth, to the actual knowledge of the Company, those persons or entities who beneficially own Restricted Securities of any Series and the Company shall update that list on a regular basis. The Company agrees to advise in writing each of the persons or entities so listed that such Restricted Securities are ineligible for deposit hereunder. The Depositary may rely on such a list or update but shall not be liable for any action or omission made in reliance thereon.

ARTICLE VI. AMENDMENT AND TERMINATION.

         SECTION 6.01. Amendment.

                  The forms of the Receipts and any provisions of this Deposit Agreement, including with respect to any Series, may at any time and from time to time be amended by agreement between the Company and the Depositary in any respect which they may deem necessary or desirable. Any amendment which shall impose or have the effect of increasing any fees or charges payable by the Holders of Receipts of a particular Series, (other than taxes or other governmental charges, registration fees and cable, telex or facsimile transmission and delivery expenses) or which shall otherwise prejudice any substantial existing right of Holders of such Receipts, shall not become effective as to outstanding Receipts of such Series until the expiration of thirty (30) days after notice of such amendment shall have been given to the Holders of outstanding Receipts of such Series. Every Holder of an outstanding Receipt of such Series at the time such amendment so becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by this Deposit Agreement as amended thereby. In no event shall any amendment impair the right of the Holder of any Receipt of any Series to surrender such Receipt and receive therefor the Deposited Securities of the corresponding Series represented thereby, except an order to comply with mandatory provisions of applicable law.

         SECTION 6.02. Termination.

                  The Depositary shall at any time at the direction of the Company terminate this Deposit Agreement as to Shares of any or all Series and the Deposited Securities, American Depositary Shares and Receipts of all corresponding Series by mailing notice of such termination to the Holders of all Receipts of such Series then outstanding at least ninety (90) days prior to the date fixed in such notice for such termination. The Depositary may likewise terminate this Deposit Agreement as to Shares of any or all Series and the Deposited Securities, American Depositary Shares and Receipts of all corresponding Series by mailing notice of such termination to the Company and the Holders of all Receipts of such Series then outstanding if at any time ninety (90) days shall have expired after the Depositary shall have delivered to the Company a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment as provided in Section 5.04. On and after the date of termination, the Holder of such Receipt will, upon (a) surrender of such Receipt at the Corporate Trust Office of the Depositary, (b) payment of the fee of the Depositary for the surrender of Receipts referred to in Section 5.09 and (c) payment of any applicable taxes or other governmental charges, be entitled to delivery, to him or upon his order, of the amount of Deposited Securities of a particular Series represented by the American Depositary Shares of the corresponding Series evidenced by such Receipt. If any Receipts shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of Receipts of such Series, shall suspend the distribution of dividends to the Holders thereof, and shall not give any further notices or perform any further acts under this Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities of the corresponding Series, shall sell rights and other property as provided in this Deposit Agreement, and shall continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts of the corresponding Series surrendered to the Depositary (without liability for interest and after deducting, in each case, the fee of the Depositary for the surrender of such Receipt, any expenses for the account of the Holder of such Receipt in accordance with the terms and conditions of this Deposit Agreement and any applicable taxes or other governmental charges). At any time after the expiration of one year from the date of termination, the Depositary may sell the Deposited Securities of a particular Series then held hereunder and may thereafter hold uninvested and without liability for interest the net proceeds of any such sale, together with any other cash then held by it hereunder, unsegregated and without liability for interest, for the pro rata benefit of the Holders of Receipts of such Series which have not theretofore been surrendered, such Holders thereupon becoming general creditors of the Depositary with respect to such net proceeds. After making such sale, the Depositary shall be discharged from all obligations under this Deposit Agreement as to the Receipts of such Series, and the Shares, Deposited Securities and American Depositary Shares of the corresponding Series, except to account for such net proceeds and other cash (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Holder of such Receipt in accordance with the terms and conditions of this Deposit Agreement and any applicable taxes or other governmental charges). Upon the termination of this Deposit Agreement, the Depositary and the Company shall be discharged from all obligations under this Deposit Agreement as to the Receipts of such Series, and the Shares, Deposited Securities and American Depositary Shares of the corresponding Series, except for their respective obligations under Section 5.08 and the Company's obligations to the Depositary under Section 5.09.

         SECTION 6.03. Severability.

                  Any amendment or termination of this Deposit Agreement with respect to one series of ADSs will not necessarily occur concurrently with the amendment or termination of any other series of ADSs. The substitution of the Depositary by another depositary, or the termination of this Deposit Agreement, with respect to any series of ADRs representing dollar preference shares of a series that is a component of a unit will result in the substitution of the depositary or the termination of the deposit agreement with respect to all of the ADRs representing the dollar preference shares of all other series comprising the unit.

ARTICLE VII. MISCELLANEOUS.

         SECTION 7.01. Counterparts.

                  This Deposit Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all such counterparts shall constitute one and the same instrument. Copies of this Deposit Agreement shall be filed with the Depositary and the Custodian, and shall be open to inspection at the Depositary's Corporate Trust Office and the principal office of the Custodian by any Holder of a Receipt during business hours.

         SECTION 7.02. Agreement for Exclusive Benefit of Parties.

                  This Deposit Agreement is for the exclusive benefit of the parties hereto, and their respective successors hereunder, and shall not be deemed to give any legal or equitable right, remedy or claim whatsoever to any other person.

         SECTION 7.03. Severability.

                  In the event that any one or more of the provisions contained is this Deposit Agreement or in the Receipts shall be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.

         SECTION 7.04. Notices.

                  Any and all notices to be given to the Company shall be deemed to have been duly given if personally delivered or sent by mail, or by cable, telex or facsimile transmission confirmed by letter, addressed to: 8 Canada Square, London E4 5HQ or any other place to which the Company may have transferred its principal office.

                  Any and all notices to be given to the Depositary shall be deemed to have been duly given if in English and personally delivered or sent by mail, first-class airmail postage prepaid or by cable, telex or facsimile transmission confirmed by letter, addressed to: The Bank of New York, 101 Barclay Street, New York, New York, 10286 or any other place to which the Depositary may have transferred its Corporate Trust Office.

                  Any and all notices to be given to any Holder of a Receipt of a particular Series shall be deemed to have been duly given if personally delivered or sent by mail, first-class airmail postage prepaid, or by cable, telex or facsimile transmission confirmed by letter, addressed to such Holder at the address of such Holder as it appears on the transfer books of the Depositary, or, if such Holder shall have filed with the Depositary a written request that notices intended for such Holder be mailed to some other address, at the address designated in such request.

                  Delivery of a notice sent by mail or by cable, telex or facsimile transmission shall be deemed to be effected at the time when a duly addressed letter containing the same (or a confirmation thereof in the case of cable or telex or facsimile transmission message) is deposited, first-class airmail postage prepaid, in a post-office letter box. The Depositary or the Company, however, may act upon any cable, telex or facsimile transmission message received by it from the other or from any Holder of a Receipt, notwithstanding that such cable, telex or, facsimile transmission message shall not subsequently be confirmed by letter as aforesaid.

         SECTION 7.05. Holders and Beneficial Owners of Receipts are Parties.

                  The Holders and Beneficial Owners of Receipts from time to time shall be parties to this Deposit Agreement and shall be bound by all of the terms and conditions hereof and of the Receipts by acceptance thereof.

         SECTION 7.06. Governing Law.

                  This Deposit Agreement and the Receipts shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of law principles.

         SECTION 7.07. Submission to Jurisdiction; Appointment of Agent for Service of Process.

                  The Company hereby (i) irrevocably has designated and appointed HSBC Bank USA of 452 Fifth Avenue, New York, New York 10018, as the Company's authorized agent upon which process may be served in any suit or proceeding arising out of or relating to the Shares or Deposited Securities, the American Depositary Shares, the Receipts or the Deposit Agreement, (ii) consents and submits to the jurisdiction of any state or federal court in the State of New York in which any such suit or proceeding may be instituted, and (iii) agrees that service of process upon said authorized agent shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. The Company agrees to take any and all action, including the filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment in full force and effect for so long as any American Depositary Shares or Receipts remain outstanding or this Deposit Agreement remains in force. In the event the Company fails to continue such designation and appointment in full force and effect, the Company hereby waives personal service of process upon it and consents that any such service of process may be made by certified or registered mail, return receipt requested, directed to the Company at its address last specified for notices hereunder, and service so made shall be deemed completed five (5) days after the same shall have been so mailed.

         IN WITNESS WHEREOF, HSBC Holdings plc and The Bank of New York have duly executed this Agreement as of the day and year first set forth above and all Holders and Beneficial Owners of Receipts shall become parties hereto upon acceptance by them of Receipts issued in accordance with the terms hereof.

                                           HSBC HOLDINGS PLC



                                           By: __________________________
                                           Name:
                                           Title:


                                           THE BANK OF NEW YORK



                                           By: _________________________
                                           Name:
                                           Title:

                                    EXHIBIT A

                                                  AMERICAN DEPOSITARY SHARES

                                                  (Each American Depositary
                                                  Share of any Series shall
                                                  represent the right to receive
                                                  one (or a fraction or multiple
                                                  of one) Share)

                              THE BANK OF NEW YORK

                           AMERICAN DEPOSITARY RECEIPT

                   FOR DOLLAR-DENOMINATED PREFERENCE SHARES OF



                               SERIES____________*

                              (NOMINAL VALUE $0.01)

                                HSBC HOLDINGS PLC

               (A COMPANY INCORPORATED UNDER THE LAWS OF ENGLAND)

                  THE BANK OF NEW YORK, as depositary (hereinafter called the "Depositary"), hereby certifies that
_____________________________________________________________, or registered assigns IS THE OWNER OF___________________________________________.

                           AMERICAN DEPOSITARY SHARES

representing deposited Dollar-denominated Preference Shares of Series ___________*, nominal value $0.01 each (herein called "Shares") of HSBC Holdings plc, a company incorporated under the laws of England (herein called the "Company"). At the date hereof, each American Depositary Share shall represent the right to receive one (or a fraction or multiple of one) Share deposited or subject to deposit under the Deposit Agreement (as such is hereinafter defined) at the London office of The Bank of New York, (herein called the "Custodian"). The Depositary's Corporate Trust Office is located at 101 Barclay Street, New York, N.Y. 10286. The Depositary's principal executive office is located at One Wall Street, New York, N.Y. 10286.

               THE DEPOSITARY'S CORPORATE TRUST OFFICE ADDRESS IS
                    101 BARCLAY STREET, NEW YORK, N.Y. 10286.

--------
  * Insert Series designation and any additional designation of the relevant Series of Dollar-denominated Preference Shares.

         1.       THE DEPOSIT AGREEMENT.

                  This American Depositary Receipt is one of an issue (herein called "Receipts"), all issued and to be issued upon the terms and conditions set forth in the deposit agreement, dated as of o 2002 (herein called the "Depositary Agreement"), by and among the Company, the Depositary, and Holders and Beneficial Owners from time to time of Receipts issued thereunder, each of whom by accepting a Receipt agrees to become a party thereto and become bound by all the terms and conditions thereof. The Deposit Agreement sets forth the rights of Holders and Beneficial Owners of the Receipts and the rights and duties of the Depositary in respect of the Shares deposited thereunder and any and all other securities, property and cash from time to time received in respect of such shares and held thereunder (such Shares, securities, property, and cash are herein called "Deposited Securities"). Copies of the Deposit Agreement are on file at the Depositary's Corporate Trust Office in New York City and at the office of the Custodian.

                  The statements made on the face and reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and are qualified by and subject to the detailed provisions of the Deposit Agreement, to which reference is hereby made. Capitalized terms defined in the Deposit Agreement and not defined herein shall have the meanings set forth in the Deposit Agreement.

         2.       SURRENDER OF RECEIPTS AND WITHDRAWAL OF SHARES.

                  Upon surrender of this Receipt at the Depositary's Corporate Trust Office, or at such other office as the Depositary may designate, for the purpose of withdrawal of the Deposited Securities represented by the American Depositary Shares evidenced hereby, and upon payment of the fees and expenses of the Depositary for the cancellation of Receipts provided in Section 5.09 of the Deposit Agreement and payment of all taxes and other governmental charges payable in connection with such surrender and withdrawal of the Deposited Securities, and subject to the terms and conditions of the Company's Articles of Association, the Deposited Securities and the Deposit Agreement, and to any other restriction applicable thereto, the Holder hereof is entitled to delivery, to him or upon his order, of the Shares and any other Deposited Securities at the time represented by this Receipt. Delivery of such Deposited Securities may be made by the delivery of (a) certificates in the name of the Holder hereof or as ordered by him or by the delivery of certificates properly endorsed or accompanied by proper instruments of transfer to such Holder or as ordered by him and (b) of any other securities, property and cash to which such Holder is then entitled in respect of this Receipt. Such delivery will be made either at the Corporate Trust Office of the Depositary or at such other place as may be reasonably requested by the Holder, as provided in the Deposit Agreement; provided that the forwarding of certificates for Shares or other Deposited Securities for such delivery at the Corporate Trust Office of the Depositary or at such other place shall be at the risk and expense of the Holder hereof.

         3.      TRANSFER OF RECEIPTS; COMBINATIONS AND  SPLIT-UPS  OF RECEIPTS.

                 The transfer of this Receipt is registrable on the books of the Depositary by the Holder hereof in person or by a duly authorized attorney, upon surrender at the Depositary's designated transfer offices of this Receipt properly endorsed or accompanied by a properly executed instrument of transfer and duly stamped as required by applicable law. This Receipt may be split into other such Receipts, or may be combined with other such Receipts into one Receipt, evidencing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered.

                 As a condition precedent to the execution and delivery, registration of transfer, split-up, combination, or surrender of any Receipt, the delivery of any distribution thereon, or withdrawal of any Deposited Securities, the Depositary, the Company, the Custodian, or Foreign Registrar, if applicable, may require (a) payment from the depositor of the Shares or the presenter of the Receipt of a sum sufficient to pay for (i) any tax or other governmental charge and any stock transfer or registration fees in respect of Receipts, (ii) any tax or other governmental charge and any stock transfer or registration fees in respect of registration of transfers of Shares or the Deposited Securities upon any applicable register; and (iii) any fees of the Depositary as provided in Section 5.09 of the Deposit Agreement; (b) the production of proof satisfactory to it as to the identity and genuineness of any signature and as to any other matter contemplated by Section 3.01 of the Deposit Agreement; and (c) compliance with such reasonable regulations, if any, as the Depositary and Company may establish consistent with the provisions of the Deposit Agreement or this Receipt, including, without limitation, this Article 3.

                  The delivery of Receipts against deposits of Shares generally or against deposits of particular Shares may be suspended, or the transfer of Receipts in particular instances may be refused, or the registration of transfer of outstanding Receipts, or the combination or split-up of Receipts, generally may be suspended, during any period when the transfer books of the Depositary or any register for Shares or other Deposited Securities are closed, or if any such action is deemed necessary or advisable by the Depositary or the Company at any time or from time to time because of any requirement of law or of any government or governmental agency or commission, or under any provision of the Deposit Agreement or this Receipt, or for any other reason. Notwithstanding any other provision of the Deposit Agreement or this Receipt, the surrender of outstanding Receipts and withdrawal of Deposited Securities may be suspended only for (i) temporary delays caused by closing the transfer books of the Depositary or the Company or the deposit of Shares in connection with voting at a shareholders' meeting, or the payment of dividends, (ii) the payment of fees, taxes and similar charges, and (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the Receipts or to the withdrawal of the Deposited Securities, or (iv) any other reason that may at any time be specified in paragraph I(A)(1) of the General Instructions to Form F-6, as from time to time in effect, or any successor provision thereto. Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under the Deposit Agreement any Shares which are required to be registered under the provisions of the Securities Act of 1933, unless a registration statement is in effect as to such Shares.

         4.       LIABILITY OF HOLDER FOR TAXES.

                  If any tax or other governmental charge shall become payable with respect to this Receipt or with respect to any Deposited Securities represented by American Depositary Shares evidenced hereby, such tax or other governmental charge shall be payable by the Holder hereof to the Depositary. The Depositary may deduct the amount of any taxes owed from any payments to the Holder hereof. The Depositary may restrict or refuse to effect any transfer of this Receipt or any combination or split-up hereof or any withdrawal of Deposited Securities represented by American Depositary Shares evidenced hereby until such payment is made, and may withhold any dividends or other distributions or may sell any part or all of the Deposited Securities represented by the American Depositary Shares evidenced by this Receipt and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge (and any taxes or expenses arising out of such sale), the Holder hereof remaining liable for any deficiency.

         5.       WARRANTIES OF DEPOSITORS.

                  Every person depositing Shares hereunder and under the Deposit Agreement shall be deemed thereby to represent and warrant that such Shares and each certificate therefor are validly issued, fully paid, non-assessable, and free of any pre-emptive rights of the holders of outstanding Shares and that the person making such deposit is duly authorized so to do. Every such person shall also be deemed to represent that (i) Shares presented for deposit are not, and the Receipts evidencing the American Depositary Shares representing such Shares would not be, restricted securities within the meaning of Rule 144(a)(3) under the Securities Act of 1933, and (ii) the deposit of such Shares and the sale of Receipts evidencing American Depositary Shares representing such Shares by that person are not restricted under the Securities Act of 1933. Such representations and warranties shall survive the deposit of Shares and the execution and delivery of Receipts in respect thereof.

         6.       FILING PROOFS, CERTIFICATES, AND OTHER INFORMATION.

                  Any person presenting Shares for deposit or any Holder or Beneficial Owner hereof may be required by the Depositary from time to time (i) to file with the Depositary or the Custodian such proof of citizenship or residence, exchange control approval, payment of applicable taxes or other governmental charges, legal or beneficial ownership of Receipts, Deposited Securities or other securities, compliance with all applicable laws or regulations or terms of the Deposit Agreement or such Receipt, or such information relating to the registration on the books of the Company or the Foreign Registrar, if applicable, or any other information the Depositary or the Company may deem necessary or appropriate to evidence compliance with all applicable laws and regulations, and (ii) to execute such certificates and to make such representations and warranties, as the Depositary may deem necessary or proper or as the Company may reasonably request by written request to the Depositary. The Depositary may withhold the delivery or registration of transfer of any Receipt or the distribution of any dividend or distribution of rights or of the sale proceeds thereof or the delivery of any Deposited Securities until such proof or other information is filed or such certificates are executed or such representations and warranties are made to the Depositary's satisfaction, and if the Company so requests in writing to the Depositary, to the Company's satisfaction. No Share shall be accepted for deposit unless accompanied by evidence satisfactory to the Depositary that any necessary approval has been granted by any governmental agency in the United Kingdom which is then performing the function of regulation of currency exchange. The Depositary shall provide the Company, in a timely manner, with copies of any such proofs, certificates or other information upon written request by the Company, unless such disclosure is prohibited.

         7.       CHARGES OF DEPOSITARY.

                  The Company agrees to pay the fees, reasonable expenses and out-of-pocket charges of the Depositary and those of any Registrar only in accordance with agreements in writing entered into between the Depositary and the Company from time to time. The Depositary shall present its statement for such charges and expenses to the Company at least once every three months. The charges and expenses of the Custodian are for the sole account of the Depositary.

                  The following charges shall be incurred by any party depositing or withdrawing Shares of any Series or by any party surrendering Receipts of a particular Series or to whom such Receipts are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by the Company or an exchange of stock regarding the Receipts or Deposited Securities of a particular Series or a distribution of Receipts pursuant to Section 4.03), or by Holders, as applicable: (1) taxes and other governmental charges, (2) such registration fees as may from time to time be in effect for the registration of transfers of Shares of any Series generally on the Share register of the Company or Foreign Registrar for the corresponding Series and applicable to transfers of Shares of any Series to or from the name of the Depositary or its nominee or the Custodian or its nominee on the making of deposits or withdrawals hereunder, (3) such cable, telex and facsimile transmission expenses as are expressly provided in this Deposit Agreement, (4) such expenses as are incurred by the Depositary in the conversion of foreign currency pursuant to Section 4.05, (5) a fee of $5.00 or less per 100 American Depositary Shares (or portion thereof) for the execution and delivery of Receipts of the corresponding Series pursuant to Section 2.03, 4.03 or 4.04 and the surrender of Receipts of the corresponding Series pursuant to Section 2.05 or 6.02, (6) a fee for the distribution of securities pursuant to Section 4.02, such fee being in an amount equal to the fee for the execution and delivery of American Depositary Shares referred to above which would have been charged as a result of the deposit of such securities (for purposes of this clause 7 treating all such securities as if they were Shares) but which securities are instead distributed by the Depositary to Holders and (7) any other charge payable by the Depositary, any of the Depositary's agents, including the Custodian, or the agents of the Depositary's agents in connection with the servicing of Shares of any Series or other Deposited Securities (which charge shall be assessed against Holders as of the date or dates set by the Depositary in accordance with Section
4.06 and shall be payable at the sole discretion of the Depositary by billing such Holders for such charge or by deducting such charge from one or more cash dividends or other cash distributions).

         8.       PRE-RELEASE OF SHARES AND RECEIPTS.

                  The Depositary may issue Receipts against rights to receive Shares from the Company (or any agent of the Company recording Share ownership). No such issue of Receipts will be deemed a "Pre-Release" subject to the restrictions of the following paragraph.

                  The Depositary may execute and deliver Receipts prior to the receipt of Shares pursuant to Section 2.02 of the Deposit Agreement (each such transaction is hereinafter referred to as a "Pre-Release"). The Depositary may, subject to the provisions of Section 2.06 of the Deposit Agreement, deliver Shares upon the receipt and cancellation of Receipts which have been pre-released, whether or not such cancellation is prior to the termination of such Pre-Release or the Depositary knows that such Receipt has been pre-released. The Depositary may receive Receipts in lieu of Shares in satisfaction of a Pre-Release. Each Pre-Release will be (a) preceded or accompanied by a written representation and agreement from the person to whom Receipts or Shares are to be delivered that such person, or its customer, beneficially owns the Shares or Receipts to be remitted, as the case may be, (b) at all times fully collateralized with cash or other collateral the Depositary deems appropriate, (c) terminable by the Depositary on five (5) business days' notice or less, and (d) subject to such further indemnities and credit regulation as the Depositary deems appropriate. The number of Shares not deposited but represented by American Depositary Shares outstanding at any time as a result of Pre-Releases will not normally exceed thirty percent (30%) of the Shares deposited hereunder, provided, however, that the Depositary reserves the right to change or disregard such limit from time to time as it deems appropriate, and may after consultation with the Company change such limit for purposes of general application. The Depositary will also set Dollar limits with respect to Pre-Release transactions to be entered into hereunder with any particular Pre-Release on a case-by-case basis as the Depositary deems appropriate. For purposes of enabling the Depositary to fulfill its obligations to the Holder under this Receipt and the Deposit Agreement, the collateral referred to in clause (b) above shall be held by the Depositary as security for the performance of the Pre-Releasee's obligations to the Depositary in connection with a Pre-Release transaction, including the Pre-Releasee's obligation to deliver Shares or Receipts upon termination for a Pre-Release transaction (and shall not, for the avoidance of doubt, constitute Deposited Securities hereunder).

                  The Depositary may retain for its own account any compensation received by it in connection with the foregoing.

         9.       TITLE TO RECEIPTS.

                  It is a condition of this Receipt and every successive holder of this Receipt by accepting or holding the same consents and agrees, that title to this Receipt when properly endorsed or accompanied by a properly executed instrument of transfer and transferred in accordance with the terms of the Deposit Agreement, including, without limitation, Section 2.04 and 2.07, is transferable by delivery with the same effect as in the case of a negotiable instrument; provided, however, that the Depositary and the Company, notwithstanding any notice to the contrary, may treat the person in whose name this Receipt is registered on the books of the Depositary as the absolute owner hereof for all purposes.

         10.      VALIDITY OF RECEIPT.

                  This Receipt shall not be entitled to any benefits under the Deposit Agreement or be valid or obligatory for any purpose, unless this Receipt shall have been executed by the Depositary by the manual or facsimile signature of a duly authorized signatory of the Depositary, provided, however, that such signature may be a facsimile if a Registrar for this Receipt shall have been appointed and the Receipt is countersigned by the manual signature of a duly authorized officer of the Registrar.

         11.      REPORTS; INSPECTION OF TRANSFER BOOKS.

                  The Company is subject to periodic reporting requirements of the Securities Exchange Act of 1934 and, accordingly, files certain reports with the Securities and Exchange Commission (hereinafter called the "Commission"). Such reports and documents are available for inspection and copying by Holders at the public reference facilities maintained by the Commission located at 450 Fifth Street, N.W., Washington, D.C. 20549.

                  The Depositary will make available for inspection by Holders of this Receipt at the Depositary's Corporate Trust Office any notices, reports and other communications received from the Company which may be (a) received by the Depositary, the Custodian or their respective nominees as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Company.

                  The Company will arrange for the translation into English, if not already in English, to the extent required pursuant to any rules or regulations of the Commission, and the prompt transmittal by the Company to the Depositary and the Custodian, of such notices and any other reports and communications, including any proxy soliciting materials, which are made generally available by the Company to holders of its Shares or other Deposited Securities. If requested in writing by the Company, the Depositary will arrange for the mailing, at the Company's expense, of copies of such notices, reports and communication that are made generally available by the Company to holders of its Shares or other Deposited Securities and/or, at the written request of the Company and at the Company's expense, make such notices, reports and other communications available to all Holders on a basis similar to that for Holders of Shares or other Deposited Securities, or on such other basis as the Company may advise the Depositary is required or as the Depositary may be required by any applicable law or regulation. The Company will timely provide the Depositary with the quantity of such notices, reports and communications, including any proxy soliciting materials, as requested by the Depositary from time to time, in order for the Depositary to effect such mailings. The Depositary will, at the expense of the Company, make such copy and such notices, reports and communications available for inspection by Holders at the Depositary's Corporate Trust Office, at the office of the Custodian and at any other designated transfer offices.

                  The Depositary will keep at its Corporate Trust Office a book or books for the transfer and registration of Receipts, which at all reasonable times shall be open for inspection by the Holders hereof; provided that such inspection shall not be for the purpose of communicating with Holders hereof in the interest of a business or object other than the business of the Company or a matter related to the Deposit Agreement or this Receipt.

                  The Depositary may close the books, at any time from time to time, when reasonably deemed expedient by it in connection with the performance of its duties under the Deposit Agreement or at the request of the Company.

         12.      DIVIDENDS AND DISBURSEMENTS.

                  Whenever the Depositary or the Custodian receives any cash dividend or other cash distribution on any Deposited Securities, the Depositary will, if at the time of receipt thereof any amounts received in a foreign currency can in the judgment of the Depositary be converted on a reasonable basis into Dollars transferable to the United States, and subject to the Deposit Agreement, as promptly as practicable convert or cause to be converted such dividend or distribution into Dollars and will promptly distribute the Dollars thereby received (net of the fees, expenses and charges of the Depositary as provided in Section 5.09 of the Deposit Agreement) to each Holder of this Receipt on the record date fixed pursuant to Section 4.06 of the Deposit Agreement in proportion to the number of American Depositary Shares held by each such Holder, respectively; provided, however, that in the event that any of the deposited Shares are not entitled, by reason of their dates of issuance, or otherwise, to receive the full amount of such cash dividend or distribution, the Depositary will make appropriate adjustments in the amounts distributed to the Holders of the Receipts issued in respect of such Shares; and provided, further, that in the event that the Company or the Depositary is required to withhold and does withhold from such cash dividend or other cash distribution in respect of any Deposited Securities an amount on account of taxes, the amount distributed on the Receipts issued in respect of such Deposited Securities shall be reduced accordingly. The Depositary shall distribute only such amounts, however, as can be distributed without attributing to any Holder of a Receipt a fraction of one cent. Any such fractional amounts shall be rounded to the nearest whole cent and so distributed to Holders entitled thereto. The Company or its agent will remit to the appropriate governmental agency in the United Kingdom all amounts withheld and owing to such agency. The Depositary will forward to the Company or its agent such information from its records as the Company may reasonably request to enable the Company or its agent to file necessary reports with governmental agencies, and the Depositary or the Company or its agent may file any such reports necessary to obtain benefits under the applicable tax treaties for the Holders of Receipts.

                  Whenever the Depositary receives any distribution upon the Deposited Securities other than cash, Shares or rights pursuant to Section 4.01,
4.03 or 4.04 of the Deposit Agreement, the Depositary will cause such amount of the securities or property received by it to be distributed as promptly as practicable to the Holders of Receipts on the record date fixed pursuant to
Section 4.06 of the Deposit Agreement, in proportion to the number of American Depositary Shares representing such Deposited Securities held by each of them, respectively in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution; provided, however, that if in the opinion of the Depositary such distribution cannot be made among the Holders of Receipts entitled thereto in proportion to the number of American Depositary Shares held by each of them or if for any other reason (including, but not limited to, any requirement that the Company or the Depositary withhold an amount on account of taxes or other governmental charges or that such securities must be registered under the Securities Act of 1933 in order to be distributed to Holders of this Receipt) the Depositary deems such distribution not to be lawful or feasible, the Depositary may after consultation with the Company to the extent practicable adopt such method as it deems equitable and practicable for the purpose of effecting such distribution, including, but not limited to, the sale, at public or private sale, of the securities or property thus received, or any part thereof, at such place or places and upon such terms as it deems proper and the net proceeds of any such sale (net of the fees, expenses and charges of the Depositary as provided in Article 7 hereof and Section 5.09 of the Deposit Agreement) shall be distributed by the Depositary to the Holders of Receipts entitled thereto as in the case of a distribution received in cash, all in the manner and subject to the conditions set forth in the Deposit Agreement.

                  If any distribution consists of a dividend in, or free distribution of Shares, the Depositary may, and shall, if the Company so requests, distribute to the Holders of Receipts on the record date fixed pursuant to Section 4.06 of the Deposit Agreement, in proportion to the number of American Depositary Shares held by each of them, additional Receipts in the same form or an aggregate number of American Depositary Shares representing the amount of Shares received as such dividend or free distribution, subject to the terms and conditions of the Deposit Agreement with respect to the deposit of Shares and the issuance of American Depositary Shares evidenced by Receipts, including the withholding of any tax or other governmental charge as provided in
Section 4.11 of the Deposit Agreement and the payment of the fees, expenses and charges of the Depositary as provided in Article 7 hereof and Section 5.09 of the Deposit Agreement. In lieu of delivering Receipts for fractional American Depositary Shares, the Depositary will sell the amount of Shares represented by, the aggregate of such fractions, at public or private sale, at such place or places and upon such terms as it may deem proper, and distribute the net proceeds of any such sale in accordance with Section 4.01 of the Deposit Agreement. If additional Receipts are not so distributed (except as pursuant to the preceding sentence), each American Depositary Share shall thenceforth also represent its proportionate interest in the additional Shares so distributed upon such Deposited Securities.

                  In the event that the Depositary determines that any distribution in property (including Shares and rights to subscribe therefor) is subject to any tax or other governmental charge which the Depositary is obligated to withhold, the Depositary may, by public or private sale, dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner as the Depositary deems necessary and practicable to pay any such taxes or charges and the Depositary shall distribute the net proceeds of any such sale after deduction of such taxes or charges to the Holders of this Receipt entitled thereto in proportion to the number of American Depositary Shares held by them, respectively.

                  The Company or its agent will remit to the appropriate governmental agency in the United Kingdom all amounts withheld and owing to such agency. The Depositary will forward to the Company or its agent such information from its records as the Company may reasonably request to enable the Company or its agent to file necessary reports with agencies, and the Depositary or the Company or its agent may file any such reports necessary to obtain benefits under the applicable tax treaties for the Holders of Receipts.

         13.      RIGHTS.

                  In the event that the Company shall offer or cause to be offered to the Holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature, the Depositary shall have discretion as to the procedure to be followed in making such rights available to any Holders or in disposing of such rights on behalf of any Holders and making the net proceeds available to such Holders in accordance with the procedures for distributing cash provided for in Section 4.01 of the Deposit Agreement, or, if by the terms of such rights offering or for any other reason it would not be lawful or feasible for the Depositary either to make such rights available to any Holders or to dispose of such rights and make the net proceeds available to such Holders, then the Depositary shall allow the rights to lapse. If at the time of the offering of any rights the Depositary determines in its discretion that it is lawful and feasible to make such rights available to all or certain Holders but not to other Holders, the Depositary may, and shall if the Company so requests, distribute to any Holder to whom it determines the distribution to be lawful and feasible, in proportion to the number of American Depositary Shares held by such Holder, warrants or other instruments therefor in such form as it deems appropriate.

                  In circumstances in which rights would otherwise not be distributed generally, if the Depositary determines in its discretion that it is lawful and feasible to make such rights available to certain Holders, the Depositary will, subject to applicable law, make such rights available to such Holders upon written notice from the Company to the Depositary that (a) the Company has elected in its sole discretion to permit such rights to be exercised and (b) such Holder has executed such documents as the Company and the Depositary have determined are reasonably required under applicable law.

                  If the Depositary has distributed warrants or other instruments for rights to all or certain Holders, then upon instruction from any such Holder pursuant to such warrants or other instruments to the Depositary from such Holder to exercise such rights, upon payment by such Holder to the Depositary for the account of such Holder of an amount equal to the purchase price of the Shares to be received upon the exercise of the rights, and upon payment of the fees and expenses of the Depositary and any other charges as set forth in such warrants or other instruments, the Depositary shall, on behalf of such Holder, exercise the rights and purchase the Shares, and the Company shall cause the Shares so purchased to be delivered to the Depositary on behalf of such Holder. As agent for such Holder, the Depositary will cause the Shares so purchased to be deposited pursuant to Section 2.02 of the Deposit Agreement, and shall, pursuant to Section 2.03 of the Deposit Agreement, execute and deliver Receipts to such Holder. In the case of a distribution pursuant to this paragraph, such Receipts shall bear a legend in accordance with applicable U.S. laws, and shall be subject to the appropriate restrictions on sale, deposit, cancellation, and transfer under such laws.

                  If the Depositary determines in its discretion that it is not lawful or feasible to make such rights available to all or certain Holders, it may sell the rights, warrants or other instruments in proportion to the number of American Depositary Shares held by the Holders to whom it has determined it may not lawfully or feasibly make such rights available, and allocate the net proceeds of such sales (net of the fees, expenses and charges of the Depositary as provided in Section 5.09 of the Deposit Agreement and all taxes and other governmental charges payable in connection with such rights, and subject to the terms and conditions of the Deposit Agreement) for the account of such Holders otherwise entitled to such rights, warrants or other instruments, upon an averaged or other practical basis without regard to any distinctions among such Holders on account of exchange restrictions or the date of delivery of any Receipt or otherwise.

                  The Depositary will not offer rights to Holders unless it has received from the Company evidence, as provided in Section 5.07 of the Deposit Agreement, to the effect that (i) a registration statement under the Securities Act covering such offering is in effect or (ii) such offering does not require registration under the Securities Act. If a Holder of Receipts requests the distribution of warrants or other instruments, notwithstanding that there has been no registration under the Securities Act, the Depositary will not effect such distribution unless it has received an opinion from recognized counsel in the United States for the Company satisfactory to the Depositary upon which the Depositary may rely that such distribution to such Holder is exempt from such registration.

                  The Depositary shall not be responsible for any failure to determine that it may be lawful or feasible to make such rights available to Holders in general or any Holder in particular.

         14.      CONVERSION OF FOREIGN CURRENCY.

                  Whenever the Depositary shall receive foreign currency, received by way of dividends or other distributions or in the form of the net proceeds from the sale of securities, property or rights, and if, at the time, the foreign currency so received can in the judgment of the Depositary be converted on a reasonable basis into Dollars and the resulting Dollars transferred to the United States, the Depositary shall promptly convert or cause to be converted, by sale or in any other manner that it may determine, such foreign currency into Dollars, and such Dollars (less any reasonable and customary expenses incurred by the Depositary in the conversion of such foreign currency) shall be promptly distributed to the Holders entitled thereto or, if the Depositary shall have distributed any warrants or other instruments which entitle the holders thereof to such Dollars, then to the holders of such warrants or instruments upon surrender thereof for cancellation. Such distribution may be made upon an averaged or other practicable basis without regard to any distinctions among Holders on account of exchange restrictions, the date of delivery of any Receipt or otherwise and shall be net of any expenses of conversion into Dollars incurred by the Depositary as provided in
Section 5.09 of the Deposit Agreement.

                  If such conversion or distribution can be effected only with the approval or license of any government or agency thereof, the Depositary shall file such application for approval or license, if any, as it may deem desirable.

                  If at any time the Depositary shall determine that in its judgment any foreign currency received by the Depositary is not convertible into Dollars transferable to the United States, or if any approval or license of any government or agency thereof which is required for such conversion is denied or in the opinion of the Depositary cannot be obtained, or if any such approval or license is not obtained within a reasonable period as determined by the Depositary, the Depositary may in its discretion, but subject to applicable laws and regulations, either (i) distribute such foreign currency (or an appropriate document evidencing the right to receive such foreign currency) to the Holders of Receipts entitled to receive the same, or (ii) hold such foreign currency for the respective accounts of such persons, uninvested and without liability for interest.

                  If any such conversion of foreign currency, in whole or in part, can be effected as aforesaid for distribution to some but not all of the Holders of Receipts entitled thereto, the Depositary may in its discretion make such conversion and distribution in Dollars, to the extent such currency shall be convertible as aforesaid, to the Holders of Receipts entitled thereto and, with respect to the balance of such foreign currency, shall in its discretion, but subject to any applicable law and regulations, either (i) distribute or make available for distribution such balance to the persons who were Holders of Receipts entitled thereto with respect to whom such conversion could not then be effected, or (ii) hold such balance for the respective accounts of such persons, uninvested and without liability for interest.

         15.      RECORD DATES.

                  Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued with respect to the Deposited Securities, or whenever for any reason the Depositary causes a change in the number of Shares that are represented by each American Depositary Share, or whenever the Depositary shall receive notice of any meeting of holders of Shares or other Deposited Securities, the Depositary shall fix a record date (a) for the determination of the Holders of Receipts who shall be (i) entitled to receive such dividend, distribution or rights or the net proceeds of the sale thereof or (ii) entitled to give instructions for the exercise of voting rights at any such meeting, or
(b) on or after which each American Depositary Share will represent the changed number of Shares, subject to the provisions of the Deposit Agreement. Such record date will, to the extent practicable, be the same record date as any corresponding record date set by the Company for such purpose or, if different, fixed after consultation with the Company.

         16.      VOTING OF DEPOSITED SECURITIES.

                  (a) Upon receipt of notice of any meeting of holders of Shares or other Deposited Securities, if requested in writing by the Company, the Depositary shall, as soon as practicable thereafter, mail to the Holders of Receipts a notice, the form of which notice shall be in the sole discretion of the Depositary, which shall contain (a) such information as is contained in such notice of meeting, (b) a statement that such Holders of Receipts at the close business on a specified record date will be entitled, subject to any applicable provision of English law or of the Articles of Association of the Company, to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the amount of Shares or other Deposited Securities represented by their respective American Depositary Shares, and (c) a brief statement as to the manner in which such instructions may be given. Upon the written request of a Holder of a Receipt on such record date, received on or before the date established by the Depositary for such purpose, the Depositary shall endeavor, in so far as practicable to vote or cause to be voted the amount of Shares or other Deposited Securities represented by such Receipt in accordance with the instructions set forth in such request. The Depositary shall not vote or attempt to exercise the right to vote that attaches to the Shares or other Deposited Securities except in accordance with such instructions.

                  There can be no assurance that Holders generally or any Holder in particular will receive the notice described in the preceding paragraph sufficiently to ensure that the Holder can instruct the Depositary to vote the Shares or Deposited Securities in accordance with the provisions set forth in the preceding paragraph.

         17. CHANGES AFFECTING DEPOSITED SECURITIES, RECLASSIFICATION, RECAPITALIZATIONS, ETC.

                  In circumstances where the provisions of Section 4.03 of the Deposit Agreement do not apply, upon any change in par or nominal value, sub-division, consolidation, or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger, amalgamation or consolidation, or sale of assets affecting the Company or to which it is a party, any securities which shall be received by the Depositary or the Custodian in exchange for or in conversion of or in respect of Deposited Securities shall be treated as new Deposited Securities under the Deposit Agreement, and each American Depositary Share will thenceforth represent, in addition to the existing Deposited Securities, if any, the right to receive a proportional interest in the new deposited securities; Receipts then outstanding shall thenceforth represent, in addition to the existing Deposited Securities, if any, the new Deposited Securities so received in exchange for or on conversion of or in respect of Deposited Securities, unless additional or new Receipts are delivered pursuant to the following sentence. In any such case, the Depositary may, and shall if the Company shall so request, execute and deliver additional Receipts as in the case of a dividend in Shares, or may call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such new Deposited Securities.

         18.      LIABILITY OF THE COMPANY AND DEPOSITARY.

                  Neither the Depositary, the Custodian nor the Company shall incur any liability to any Holder or Beneficial Owner of any Receipt, if by reason of any provision of any present or future law or regulation of the United States of America, any state thereof, the United Kingdom or of any other country, or of any other action of any governmental or regulatory authority of the United States, the United Kingdom, or any other country or of any stock exchange, or by reason of any provision, present or future, of the Articles of Association of the Company, or by reason of any act of God or war or terrorism or other circumstances beyond its control, the Depositary, the Custodian or the Company, as the case may be, shall be delayed in, prevented or forbidden from or subjected to any civil or criminal penalty on account of doing or performing any act or thing which by the terms of the Deposit Agreement it is provided shall be done or performed; nor shall the Depositary, the Custodian or the Company incur any liability to any Holder or Beneficial Owner of a Receipt by reason of any non-performance or delay, caused as aforesaid, in the performance of any act or thing which, by the terms of the Deposit Agreement, it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement. Where, by the terms of a distribution pursuant to Section 4.01, 4.02 or 4.03 of the Deposit Agreement, or an offering or distribution pursuant to Section 4.04 of the Deposit Agreement, such distribution or offering may not be made available to Holders of Receipts, and the Depositary may not dispose of such distribution or offering, on behalf of such Holder and make the net proceeds available to such Holder, then the Depositary shall not make such distribution or offering and shall allow any rights, if applicable, to lapse. The Depositary shall not perform any action required or permitted under the Deposit Agreement which shall be prohibited by the rules of any securities exchange on which the American Depositary Shares are listed for trading.

                  Neither the Depositary, the Custodian nor the Company assumes any obligation or shall be subject to any liability under the Deposit Agreement to Holders or Beneficial Owners of this Receipt, other than that each of them agrees to perform its obligations and duties specifically set forth in the Deposit Agreement without negligence or bad faith. The Depositary shall not be subject to any liability with respect to the validity or worth of the Deposited Securities. Neither the Depositary nor the Company shall be under any obligation to appear in, prosecute or defend any action, suit, or other proceeding in respect of any Deposited Securities or in respect of the Receipts, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expenses and liabilities shall be furnished as often as may be required, and the Custodian shall not be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary. Neither the Depositary, the Custodian, nor the Company shall be liable for any action or non-action by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder or Beneficial Owner of a Receipt, or any other person believed by it in good faith to be competent to give such advice or information. The Depositary, the Custodian and the Company may rely and shall be protected in acting upon any written notice, request, direction or other document believed by it to be genuine and to have been signed or presented by the proper party or parties. Neither the Depositary nor the Custodian shall be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner or effect of any such vote made either with or without request, or for not exercising any right to vote, as long as any such action or non-action is in good faith. The Depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with a matter arising wholly after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises, the Depositary performed its obligations without negligence or bad faith while it acted as Depositary.

                  No disclaimer of liability under the Securities Act is intended by any provisions of the Deposit Agreement.

                  The Depositary may own and deal in any class of securities of the Company and its affiliates and in Receipts.

         19. RESIGNATION AND REMOVAL OF THE DEPOSITARY; APPOINTMENT OF SUCCESSOR DEPOSITARY; APPOINTMENT OF SUBSTITUTE OR CUSTODIANS.

                  The Depositary may at any time resign as Depositary hereunder by written notice of its election so to do delivered to the Company and the Custodian, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement. The Depositary may at any time be removed by the Company by 90 days' prior written notice of such removal delivered to the Depositary and the Custodian, such removal to become effective upon the later of the (i) 90th day after delivery of the notice to the Depositary or (ii) appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement. Whenever the Depositary in its discretion determines that it is in the best interest of the Holders of Receipts to do so, it may appoint a substitute or additional custodian or custodians, which shall thereafter be one of the Custodians under the Deposit Agreement.

         20.      AMENDMENT.

                  The form of this Receipt and any provisions of the Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary in any respect which they may deem necessary or desirable. Any amendment which shall impose or have the effect of increasing any fees or charges payable by the Holders of Receipts (other than taxes or other governmental charges, registration fees and cable, telex or facsimile transmission and delivery expenses), or which shall otherwise prejudice any substantial existing right of Holders of Receipts, shall not become effective as to outstanding Receipts until the expiration of thirty (30) days after notice of such amendment shall have been given to the Holders of outstanding Receipts. Every Holder of an outstanding Receipt at the time any such amendment so becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event shall any amendment impair the right of the Holder of any Receipt to surrender such Receipt and receive therefor the Deposited Securities represented thereby except in order to comply with mandatory provisions of applicable law.

         21.      TERMINATION OF DEPOSIT AGREEMENT.

                  The Depositary shall at any time at the direction of the Company terminate the Deposit Agreement by mailing notice of such termination to the Holders hereof at least ninety (90) days prior to the date fixed in such notice for such termination. The Depositary may likewise terminate the Deposit Agreement by mailing notice of such termination to the Company and the Holders, if at any time ninety (90) days shall have expired after the Depositary shall have delivered to the Company a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment as provided in the Deposit Agreement. On and after the date of termination, the Holder of a Receipt will, upon (a) surrender of such Receipt at the Corporate Trust Office of the Depositary, (b) payment of the fee of the Depositary for the surrender of Receipts referred to in Section 5.09 of the Deposit Agreement, and
(c) payment of any applicable taxes or other governmental charges, be entitled to delivery, to him or upon his order, of the amount of Deposited Securities represented by the American Depositary Shares evidenced by such Receipt. If any Receipts shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of Receipts, shall suspend the distribution of dividends to the Holders thereof, and shall not give any further notices or perform any further acts under the Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights and other property as provided in the Deposit Agreement, and shall continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary (without liability for interest and after deducting, in each case, the fee of the Depositary for the surrender of such Receipt, any expenses for the account of the Holder of such Receipt in accordance with the terms and conditions of the Deposit Agreement and any applicable taxes or other governmental charges). At any time after the expiration of one year from the date of termination, the Depositary may sell the Deposited Securities then held under the Deposit Agreement and may thereafter hold uninvested and without liability for interest the net proceeds of any such sale, together with any other cash then held by it thereunder, unsegregated and without liability for interest, for the pro rata benefit of the Holders of Receipts which have not theretofore been surrendered, such Holders thereupon becoming general creditors of the Depositary with respect to such net proceeds. After making such sale, the Depositary shall be discharged from all obligations under the Deposit Agreement as to the Receipts, and the Shares, Deposited Securities and American Depositary Shares, except to account for such net proceeds and other cash (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Holder of such Receipt in accordance with the terms and conditions of the Deposit Agreement, and any applicable taxes or other governmental charges). Upon the termination of the Deposit Agreement, the Depositary and the Company shall be discharged from all obligations under the Deposit Agreement as to the Receipts, and the Shares, Deposited Securities and American Depositary Shares, except for their respective obligations under Section 5.08 of the Deposit Agreement and the Company's obligations to the Depositary under Section 5.09 of the Deposit Agreement.

         22.      COMPLIANCE WITH U.S. SECURITIES LAWS.

                  Notwithstanding anything in the Deposit Agreement or this Receipt to the contrary, the Company and the Depositary each agrees that it will not exercise any rights it has under the Deposit Agreement to permit the withdrawal or delivery of Deposited Securities in a manner which would violate the U.S. securities laws, including, but not limited to, Section I.A.(1) of the General Instructions to the Form F-6 Registration Statement, as amended from time to time, under the Securities Act of 1933.

         23.      REDEMPTION.

                   If the Depositary receives a notice from or on behalf of the Company that Shares of any Series are called for redemption, the Depositary shall send to the Holders:

                  (i) a copy of that notice; and

                  (ii) a notice calling for the surrender of Receipts evidencing a number of American Depositary Shares representing the number of deposited Shares that the Company called for redemption.

                  On or prior to the date set by the Company for the redemption, the Depositary shall deliver for redemption a number of deposited Shares represented by the American Depositary Shares evidenced by the Receipts that have been surrendered to the Depositary prior to that date pursuant to the Depositary's call for surrender. Thereafter, the Depositary shall deliver for redemption deposited Shares that the Company called for redemption but that the Depositary has not already surrendered hereunder, such delivery being without unreasonable delay after Receipts evidencing a number of American Depositary Shares representing those Shares are surrendered to the Depositary pursuant to the Depositary's call for surrender, provided that the Company shall be under no obligation hereunder to redeem any such further Shares so delivered.

                  When the Depositary receives entitlements in respect of deposited Shares delivered by the Depositary for redemption, the Depositary shall cancel surrendered Receipts evidencing the corresponding number of American Depositary Shares and distribute those entitlements to the Holders entitled to them in accordance with applicable provisions of this Deposit Agreement, after deduction or upon payment of the fees and expenses of the Depositary applicable in the case of surrender of Receipts for the purpose of withdrawal of Deposited Securities. If the Depositary will distribute entitlements in respect of less than all the American Depositary Shares evidenced by a Receipt, the Depositary shall execute and deliver to the Holder of that Receipt a Receipt evidencing American Depositary Shares in respect of which it is not distributing entitlements.

                  The Company is not entitled to exercise any right to redeem deposited Shares that form part of deposited Units of Shares unless it redeems whole deposited Units of Shares.

                  If the Depositary receives a notice of redemption of less than all of the deposited Shares of any Series, the Depositary may determine which Receipts to call for surrender or what number of American Depositary Shares evidenced by any Receipt to call for surrender in any manner that it reasonably determines to be fair and practical.

                                    EXHIBIT B

                                                  AMERICAN DEPOSITARY SHARES

                                                  (Each American Depositary
                                                  Share of any Series shall
                                                  represent the right to receive
                                                  one (or a fraction or multiple
                                                  of one) Share of such Series)

                              THE BANK OF NEW YORK

                           AMERICAN DEPOSITARY RECEIPT

                                 FOR SHARE UNITS

                                  CONSISTING OF

                     DOLLAR-DENOMINATED PREFERENCE SHARES OF

                               SERIES____________*

                              (NOMINAL VALUE $0.01)

                                HSBC HOLDINGS PLC

               (A COMPANY INCORPORATED UNDER THE LAWS OF ENGLAND)

                  THE BANK OF NEW YORK, as depositary (hereinafter called the "Depositary"), hereby certifies that
__________________________________________________________, or registered assigns IS THE OWNER OF _____________________________________________.

                           AMERICAN DEPOSITARY SHARES

representing deposited Dollar-denominated Preference Shares of Series________*, nominal value $0.01 each (herein called "Shares") of HSBC Holdings plc, a company incorporated under the laws of England (herein called the "Company"). At the date hereof, each American Depositary Share of any Series shall represent the right to receive one (or a fraction or multiple of one) Share deposited or subject to deposit under the Deposit Agreement (as such is hereinafter defined) at the London office of The Bank of New York, (herein called the "Custodian"). The Depositary's Corporate Trust Office is located at 101 Barclay Street, New York, N.Y. 10286. The Depositary's principal executive office is located at One Wall Street, New York, N.Y. 10286.


---------------

  * Insert Series designation(s) and any additional designation of the relevant Series of Dollar-denominated Preference Shares.

               THE DEPOSITARY'S CORPORATE TRUST OFFICE ADDRESS IS
                    101 BARCLAY STREET, NEW YORK, N.Y. 10286.

         1.       THE DEPOSIT AGREEMENT.

                  This American Depositary Receipt is one of an issue (herein called "Receipts"), all issued and to be issued upon the terms and conditions set forth in the deposit agreement, dated as of o 2002 (herein called the "Depositary Agreement"), by and among the Company, the Depositary, and Holders and Beneficial Owners from time to time of Receipts issued thereunder, each of whom by accepting a Receipt agrees to become a party thereto and become bound by all the terms and conditions thereof. The Deposit Agreement sets forth the rights of Holders and Beneficial Owners of the Receipts and the rights and duties of the Depositary in respect of the Shares deposited thereunder and any and all other securities, property and cash from time to time received in respect of such shares and held thereunder (such Shares, securities, property, and cash are herein called "Deposited Securities"). Copies of the Deposit Agreement are on file at the Depositary's Corporate Trust Office in New York City and at the office of the Custodian.

                  The statements made on the face and reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and are qualified by and subject to the detailed provisions of the Deposit Agreement, to which reference is hereby made. Capitalized terms defined in the Deposit Agreement and not defined herein shall have the meanings set forth in the Deposit Agreement.

         2.       SURRENDER OF RECEIPTS AND WITHDRAWAL OF SHARES.

                  Upon surrender of this Receipt at the Depositary's Corporate Trust Office, or at such other office as the Depositary may designate, for the purpose of withdrawal of the Deposited Securities represented by the American Depositary Shares evidenced hereby, and upon payment of the fees and expenses of the Depositary for the cancellation of Receipts provided in Section 5.09 of the Deposit Agreement and payment of and subject to the terms and conditions of the Company's Articles of Association, the Deposited Securities and the Deposit Agreement, and to any other restriction applicable thereto, the Holder hereof is entitled to delivery, to him or upon his order, of the Shares and any other Deposited Securities at the time represented by this Receipt. Delivery of such Deposited Securities may be made by the delivery of (a) certificates in the name of the Holder hereof or as ordered by him or, by the delivery of certificates properly endorsed or accompanied by proper instruments of transfer to such Holder or as ordered by him and (b) of any other securities, property and cash to which such Holder is then entitled in respect of this Receipt. Such delivery will be made either at the Corporate Trust Office of the Depositary or at such other place as may be reasonably requested by the Holder, as provided in the Deposit Agreement; provided that the forwarding of certificates for Shares or other Deposited Securities for such delivery at the Corporate Trust Office of the Depositary or at such other place shall be at the risk and expense of the Holder hereof.

         3.       TRANSFER OF RECEIPTS; COMBINATIONS AND SPLIT-UPS OF RECEIPTS.

                  The transfer of this Receipt is registrable on the books of the Depositary by the Holder hereof in person or by a duly authorized attorney, upon surrender at the Depositary's designated transfer offices of this Receipt of a particular Series properly endorsed or accompanied by a properly executed instrument of transfer and duly stamped as required by applicable law. This Receipt of such Series may be split into other such Receipts, or may be combined with other such Receipts into one Receipt of such Series, evidencing the same aggregate number of American Depositary Shares as the Receipt or Receipts of such Series surrendered.

                  As a condition precedent to the execution and delivery, registration of transfer, split-up, combination, or surrender of any Receipt, the delivery of any distribution thereon, or withdrawal of any Deposited Securities, the Depositary, the Company, the Custodian, or Foreign Registrar, if applicable, may require (a) payment from the depositor of the Share or the presenter of the Receipt of a sum sufficient to pay (i) any tax or other governmental charge and any stock transfer or registration fees in respect of Receipts or with respect to the Receipts of such other Series as may be printed on the same certificate, (ii) any tax or other governmental charge and any stock transfer or registration fees in respect of registration of transfers of Shares or the Deposited Securities upon any applicable register; and (iii) any fees of the Depositary as provided in Section 5.09 of the Deposit Agreement; (b) the production of proof satisfactory to it as to the identity and genuineness of any signature and as to any other matter contemplated by Section 3.01 of the Deposit Agreement; and (c) compliance with such reasonable regulations as the Depositary and Company may establish consistent with the provisions of the Deposit Agreement or this Receipt, including, without limitation, this Article 3.

                  The delivery of Receipts of a particular Series against deposits of Shares of the corresponding Series generally or against deposits of particular Shares of the corresponding Series may be suspended, or the transfer of Receipts of a particular Series in particular instances may be refused, or the registration of transfer of outstanding Receipt of a particular Series, or the combination or split-up of Receipts of a particular Series, generally may be suspended, during any period when the transfer books of the Depositary or any register for such Shares or Series or other Deposited Securities are closed, or if any such action is deemed necessary or advisable by the Depositary or the Company at any time or from time to time because of any requirement of law or of any government or governmental agency or commission, or under any provision of the Deposit Agreement or this Receipt, or for any other reason. Notwithstanding any other provision of the Deposit Agreement or this Receipt, the surrender of outstanding Receipts and withdrawal of Deposited Securities may be suspended only for (i) temporary delays caused by closing the transfer books of the Depositary or the Company or the deposit of Shares in connection with voting at a shareholders' meeting, or the payment of dividends, (ii) the payment of fees, taxes and similar charges, and (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the Receipts or to the withdrawal of the Deposited Securities, or (iv) any other reason that may at any time be specified in paragraph I(A)(l) of the General Instructions to Form F-6, as from time to time in effect, or any successor provision thereto. Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under the Deposit Agreement any Shares of a particular Series which are required to be registered under the provisions of the Securities Act of 1933, unless a registration statement is in effect as to such Shares.

         4.       LIABILITY OF HOLDER FOR TAXES.

                  If any tax or other governmental charge shall become payable with respect to this Receipt or with respect to any Deposited Securities represented by American Depositary Shares of any other Series evidenced hereby, such tax or other governmental charge shall be payable by the Holder hereof to the Depositary. The Depositary may deduct the amount of any taxes owed from any payments to the Holder hereof. The Depositary may restrict or refuse to effect any transfer of this Receipt or any combination or split-up thereof or any withdrawal of Deposited Securities represented by American Depositary Shares evidenced hereby until such payment is made, and may withhold any dividends or other distributions or may sell any part or all of the Deposited Securities represented by the American Depositary Shares evidenced by this Receipt and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge (and any taxes or expenses arising out of such sale), the Holder hereof remaining liable for any deficiency.

         5.       WARRANTIES OF DEPOSITORS.

                  Every person depositing Shares hereunder and under the Deposit Agreement shall be deemed thereby to represent and warrant that such Shares and each certificate therefor are validly issued, fully paid, non-assessable, and free of any pre-emptive rights of the holders of outstanding Shares and that the person making such deposit is duly authorized so to do. Every such person shall also be deemed to represent that (i) Shares presented for deposit are not, and the Receipts evidencing the American Depositary Shares representing such Shares would not be, restricted securities within the meaning of Rule 144(a)(3) under the Securities Act of 1933, and (ii) the deposit of such Shares and the sale of Receipts evidencing American Depositary Shares representing such Shares by that person are not otherwise restricted under the Securities Act of 1933. Such representations and warranties shall survive the deposit of Shares and the execution and delivery of Receipts in respect thereof.

         6.       FILING PROOFS, CERTIFICATES, AND OTHER INFORMATION.

                  Any person presenting Shares for deposit or any Holder or Beneficial Owner of a Receipt may be required by the Depositary from time to time (i) to file with the Depositary or the Custodian such proof of citizenship or residence, exchange control approval, payment of applicable taxes or other governmental charges, legal or beneficial ownership of Receipts, Deposited Securities or other securities, compliance with all applicable laws or regulations or terms of the Deposit Agreement or such Receipt, or such information relating to the registration on the books of the Company or the Foreign Registrar, if applicable, or any other information the Depositary or the Company may deem necessary or appropriate to evidence compliance with all applicable laws and regulations, and (ii) to execute such certificates and to make such representations and warranties, as the Depositary may deem necessary or proper or as the Company may reasonably request by written request to the Depositary. The Depositary may withhold the delivery or registration of transfer of any Receipt or the distribution of any dividend or distribution of rights or of the sale proceeds thereof or the delivery of any Deposited Securities until such proof or other information is filed or such certificates are executed or such representations and warranties are made to the Depositary's satisfaction, and if the Company so requests in writing to the Depositary, to the Company's satisfaction. No Share shall be accepted for deposit unless accompanied by evidence satisfactory to the Depositary that any necessary approval has been granted by any governmental agency in the United Kingdom which is then performing the function of regulation of currency exchange. The Depositary shall provide the Company, in a timely manner, with copies of any such proofs, certificates or other information upon written request by the Company, unless such disclosure is prohibited.

         7.       CHARGES OF DEPOSITARY.

                  The Company agrees to pay the fees, reasonable expenses and out-of-pocket charges of the Depositary and those of any Registrar only in accordance with agreements in writing entered into between the Depositary and the Company from time to time. The Depositary shall present its statement for such charges and expenses to the Company at least once every three months. The charges and expenses of the Custodian are for the sole account of the Depositary.

                  The following charges shall be incurred by any party depositing or withdrawing Shares of any Series or by any party surrendering Receipts of a particular Series or to whom such Receipts are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by the Company or an exchange of stock regarding the Receipts or Deposited Securities of a particular Series or a distribution of Receipts pursuant to Section 4.03), or by Holders, as applicable: (1) taxes and other governmental charges, (2) such registration fees as may from time to time be in effect for the registration of transfers of Shares of any Series generally on the Share register of the Company or Foreign Registrar for the corresponding Series and applicable to transfers of Shares of any Series to or from the name of the Depositary or its nominee or the Custodian or its nominee on the making of deposits or withdrawals hereunder, (3) such cable, telex and facsimile transmission expenses as are expressly provided in this Deposit Agreement, (4) such expenses as are incurred by the Depositary in the conversion of foreign currency pursuant to Section 4.05, (5) a fee of $5.00 or less per 100 American Depositary Shares (or portion thereof) for the execution and delivery of Receipts of the corresponding Series pursuant to Section 2.03, 4.03 or 4.04 and the surrender of Receipts of the corresponding Series pursuant to Section 2.05 or 6.02, (6) a fee for the distribution of securities pursuant to Section 4.02, such fee being in an amount equal to the fee for the execution and delivery of American Depositary Shares referred to above which would have been charged as a result of the deposit of such securities (for purposes of this clause 7 treating all such securities as if they were Shares) but which securities are instead distributed by the Depositary to Holders and (7) any other charge payable by the Depositary, any of the Depositary's agents, including the Custodian, or the agents of the Depositary's agents in connection with the servicing of Shares of any Series or other Deposited Securities (which charge shall be assessed against Holders as of the date or dates set by the Depositary in accordance with Section
4.06 and shall be payable at the sole discretion of the Depositary by billing such Holders for such charge or by deducting such charge from one or more cash dividends or other cash distributions).

         8.       PRE-RELEASE OF SHARES AND RECEIPTS.

                  The Depositary may issue Receipts of a Series against rights to receive Shares of a corresponding Series from the Company (or any agent of the Company recording Share ownership). No such issue of Receipts will be deemed a "Pre-Release" subject to the restrictions of the following paragraph.

                  The Depositary may execute and deliver Receipts prior to the receipt of Shares pursuant to Section 2.02 of the Deposit Agreement (each such transaction is hereinafter referred to as a "Pre-Release"). The Depositary may, subject to the provisions of Section 2.06 of the Deposit Agreement, deliver Shares of a Series upon the receipt and cancellation of Receipts of the corresponding which have been pre-released, whether or not such cancellation is prior to the termination of such Pre-Release or the Depositary knows that such Receipt has been pre-released. The Depositary may receive Receipts of a Series in lieu of Shares of the corresponding Series in satisfaction of a Pre-Release. Each Pre-Release will be (a) preceded or accompanied by a written representation and agreement from the person to whom Receipts or Shares are to be delivered that such person, or its customer, beneficially owns the Shares or Receipts to be remitted, as the case may be, (b) at all times fully collateralized with cash or other collateral the Depositary deems appropriate, (c) terminable by the Depositary on five (5) business days notice or less, and (d) subject to such further indemnities and credit regulation as the Depositary deems appropriate. The number of Shares of a Series not deposited but represented by American Depositary Shares outstanding at any time as a result of Pre-Releases will not normally exceed thirty percent (30%) of the Shares of such Series deposited hereunder, provided, however, that the Depositary reserves the right to change or disregard such limit from time to time as it deems appropriate and may change such limit for purposes of general application. The Depositary will also set Dollar limits with respect to Pre-Release transactions to be entered into hereunder with any particular Pre-Release on a case-by-case basis as the Depositary deems appropriate. For purposes of enabling the Depositary to fulfill its obligations to the Holder under this Receipt and the Deposit Agreement, the collateral referred to in clause (b) above shall be held by the Depositary as security for the performance of the Pre-Releasee's obligations to the Depositary in connection with a Pre-Release transaction, including the Pre-Releasee's obligation to deliver Shares or Receipts upon termination for a Pre-Release transaction (and shall not, for the avoidance of doubt, constitute Deposited Securities hereunder).

                  The Depositary may retain for its own account any compensation received by it in connection with the foregoing.

         9.       TITLE TO RECEIPTS.

                  It is a condition of this Receipt and every successive holder of this Receipt by accepting or holding the same consents and agrees, that title to this Receipt when properly endorsed or accompanied by a properly executed instrument of transfer and transferred in accordance with the terms of the Deposit Agreement, including, without limitation, Section 2.04 and 2.07, is transferable by delivery with the same effect as in the case of a negotiable instrument; provided, however, that the Depositary and the Company, notwithstanding any notice to the contrary, may treat the person in whose name this Receipt is registered on the books of the Depositary as the absolute owner hereof for all purposes.

         10.      VALIDITY OF RECEIPT.

                  This Receipt shall not be entitled to any benefits under the Deposit Agreement or be valid or obligatory for any purpose, unless this Receipt of any Series shall have been executed by the Depositary by the manual or facsimile signature of a duly authorized signatory of the Depositary, provided, however, that such signature may be a facsimile if a Registrar for this Receipt shall have been appointed and such Receipts are countersigned by the manual signature of a duly authorized officer of the Registrar.

         11.      REPORTS; INSPECTION OF TRANSFER BOOKS.

                  The Company is subject to periodic reporting requirements of the Securities Exchange Act of 1934 and, accordingly, files certain reports with the Securities and Exchange Commission (hereinafter called the "Commission"). Such reports and documents are available for inspection and copying by Holders at the public reference facilities maintained by the Commission located at 450 Fifth Street, N.W., Washington, D.C. 20549.

                  The Depositary will make available for inspection by Holders of Receipts of any Series at the Depositary's Corporate Trust Office any notices, reports and other communications received from the Company which may be
(a) received by the Depositary, the Custodian or their respective nominees as the holder of the Deposited Securities of the corresponding Series and (b) generally available to the holders of such Deposited Securities by the Company.

                  The Company will arrange for the translation into English, if not already in English, to the extent required pursuant to any rules or regulations of the Commission, and the prompt transmittal by the Company to the Depositary and the Custodian, of such notices and any other reports and communications, including any proxy soliciting materials, which are made generally available by the Company to holders of its Shares or other Deposited Securities. If requested in writing by the Company, the Depositary will arrange for the mailing, at the Company's expense, of copies of such notices reports and communication that are made generally available by the Company to holders of its Shares or other Deposited Securities and/or, at the written request of the Company and at the Company's expense, make such notices, reports and other communications available to all Holders on a basis similar to that for Holders of Shares or other Deposited Securities, or on such other basis as the Company may advise the Depositary is required or as the Depositary may be required by any applicable law or regulation. The Company will timely provide the Depositary with the quantity of such notices, reports and communications, including any proxy soliciting materials, as requested by the Depositary from time to time, in order for the Depositary to effect such mailings. The Depositary will, at the expense of the Company, make such copy and such notices, reports and communications available for inspection by Holders at the Depositary's Corporate Trust Office, at the office of the Custodian and at any other designated transfer offices.

                  The Depositary will keep at its Corporate Trust Office a book or books for the transfer and registration of Receipts for each Series, which at all reasonable times shall be open for inspection by the Holders of such Receipts; provided that such inspection shall not be for the purpose of communicating with Holders of such Receipts in the interest of a business or object other than the business of the Company or a matter related to the Deposit Agreement or the Receipts of such Series.

                  The Depositary may close the books, at any time from time to time, when reasonably deemed expedient by it in connection with the performance of its duties under the Deposit Agreement or at the request of the Company.

         12.      DIVIDENDS AND DISBURSEMENTS.

                  Whenever the Depositary or the Custodian receives any cash dividend or other cash distribution on any Deposited Securities, the Depositary will, if at the time of receipt thereof any amounts received in a foreign currency can in the judgment of the Depositary be converted on a reasonable basis into Dollars transferable to the United States, and subject to the Deposit Agreement, as promptly as practicable convert or cause to be converted such dividend or distribution into Dollars and will promptly distribute the Dollars thereby received (net of the fees, expenses and charges of the Depositary as provided in Section 5.09 of the Deposit Agreement) to each Holder of this Receipt on the record date fixed pursuant to Section 4.06 of the Deposit Agreement in proportion to the number of American Depositary Shares held by each such Holder, respectively; provided, however, that in the event that any of the deposited Shares are not entitled, by reason of their dates of issuance, or otherwise, to receive the full amount of such cash dividend or distribution, the Depositary will make appropriate adjustments in the amounts distributed to the Holders of the Receipts issued in respect of such Shares; and provided, further, that in the event that the Company or the Depositary is required to withhold and does withhold from such cash dividend or other cash distribution in respect of any Deposited Securities an amount on account of taxes, the amount distributed on the Receipts issued in respect of such Deposited Securities shall be reduced accordingly. The Depositary shall distribute only such amounts, however, as can be distributed without attributing to any Holder of a Receipt a fraction of one cent. Any such fractional amounts shall be rounded to the nearest whole cent and so distributed to Holders entitled thereto. The Company or its agent will remit to the appropriate governmental agency in the United Kingdom all amounts withheld and owing to such agency. The Depositary will forward to the Company or its agent such information from its records as the Company may reasonably request to enable the Company or its agent to file necessary reports with governmental agencies, and the Depositary or the Company or its agent may file any such reports necessary to obtain benefits under the applicable tax treaties for the Holders of Receipts.

                  Whenever the Depositary receives any distribution upon the Deposited Securities other than cash, Shares of the corresponding Series or rights pursuant to Section 4.01, 4.03 or 4.04 of the Deposit Agreement of a particular Series, the Depositary will cause such amount of the securities or property received by it to be distributed to the Holders of Receipts of such Series on the record date fixed pursuant to Section 4.06 of the Deposit Agreement, in proportion to the number of American Depositary Shares representing such Deposited Securities held by each of them, respectively in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution; provided, however, that if in the opinion of the Depositary such distribution cannot be made among the Holders of such Receipts entitled thereto in proportion to the number of American Depositary Shares of the corresponding Series held by each of them or if for any other reason (including, but not limited to, any requirement that the Company or the Depositary withhold an amount on account of taxes or other governmental charges or that such securities must be registered under the Securities Act of 1933 in order to be distributed to Holders of this Receipt) the Depositary deems such distribution not to be lawful or feasible, the Depositary may after consultation with the Company to the extent practicable adopt such method as it deems equitable and practicable for the purpose of effecting such distribution, including, but not limited to, the sale, at public or private sale, of the securities or property thus received, or any part thereof, at such place or places and upon such terms as it deems proper and the net proceeds of any such sale (net of the fees, expenses and charges of the Depositary as provided in Article 7 hereof and
Section 5.09 of the Deposit Agreement) shall be distributed by the Depositary to the Holders of Receipts entitled thereto as in the case of a distribution received in cash, all in the manner and subject to the conditions set forth in the Deposit Agreement.

                  If any distribution consists of a dividend in, or free distribution of, Shares of the corresponding Series, the Depositary may, and shall, if the Company so requests, distribute to the Holders of Receipts on the record date fixed pursuant to Section 4.06 of the Deposit Agreement, in proportion to the number of American Depositary Shares held by each of them, additional Receipts in the same form or an aggregate number of American Depositary Shares of the corresponding Series representing the amount of such Shares received as such dividend or free distribution, subject to the terms and conditions of the Deposit Agreement with respect to the deposit of Shares and the issuance of American Depositary Shares evidenced by Receipts, including the withholding of any tax or other governmental charge as provided in Section 4.11 of the Deposit Agreement and the payment of the fees, expenses and charges of the Depositary as provided in Article 7 hereof and Section 5.09 of the Deposit Agreement. Notwithstanding the foregoing, the Depositary will not distribute additional Receipts in respect of any securities so received by it in respect of Shares of a Series that is a component of a Share Unit unless the securities so received consist of a dividend in, or free distribution of Shares of all the Series comprising such Share Unit. In lieu of delivering Receipts for fractional American Depositary Shares, the Depositary will sell the amount of Shares represented by, the aggregate of such fractions, at public or private sale, at such place or places and upon such terms as it may deem proper, and distribute the net proceeds of any such sale in accordance with Section 4.01 of the Deposit Agreement. If additional Receipts of a particular Series are not so distributed (except as pursuant to the preceding sentence), each American Depositary Share of the corresponding Series shall thenceforth also represent its proportionate interest in the additional Shares so distributed upon such Deposited Securities.

                  In the event that the Depositary determines that any distribution in property (including Shares and rights to subscribe therefor) is subject to any tax or other governmental charge which the Depositary is obligated to withhold, the Depositary may, by public or private sale, dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner as the Depositary deems necessary and practicable to pay any such taxes or charges, and the Depositary shall distribute the net proceeds of any such sale after deduction of such taxes or charges to the Holders of Receipts entitled thereto in proportion to the number of American Depositary Shares held by them, respectively.

                  The Company or its agent will remit to the appropriate governmental agency in the United Kingdom all amounts withheld and owing to such agency. The Depositary will forward to the Company or its agent such information from its records as the Company may reasonably request to enable the Company or its agent to file necessary reports with agencies, and the Depositary or the Company or its agent may file any such reports necessary to obtain benefits under the applicable tax treaties for the Holders of Receipts.

         13.      RIGHTS.

                  In the event that the Company shall offer or cause to be offered to the Holders of any Deposited Securities of a particular Series any rights to subscribe for additional Shares of the corresponding Series or any rights of any other nature, the Depositary shall have discretion as to the procedure to be followed in making such rights available to any Holders or in disposing of such rights on behalf of any Holders and making the net proceeds available to such Holders in accordance with the procedures for distributing cash provided for in Section 4.01 of the Deposit Agreement, or, if by thc terms of such rights offering or for any other reason it would not be lawful or feasible for the Depositary either to make such rights available to any Holders or to dispose of such rights and make the net proceeds available to such Holders, then the Depositary shall allow the rights to lapse. If at the time of the offering of any rights the Depositary determines in its discretion that it is lawful and feasible to make such rights available to all or certain Holders but not to other Holders, the Depositary may, and shall if the Company so requests, distribute to any Holder to whom it determines the distribution to be lawful and feasible, in proportion to the number of American Depositary Shares held by such Holder, warrants or other instruments therefor in such form as it deems appropriate.

                  In circumstances in which rights would otherwise not be distributed generally, if the Depositary determines in its discretion that it is lawful and feasible to make such rights available to certain Holders, the Depositary will, subject to applicable law, make such rights available to such Holders upon written notice from the Company to the Depositary that (a) the Company has elected in its sole discretion to permit such rights to be exercised and (b) such Holder has executed such documents as the Company and the Depositary have determined are reasonably required under applicable law.

                  If the Depositary has distributed warrants or other instruments for rights to all or certain Holders, then upon instruction from any such Holder pursuant to such warrants or other instruments to the Depositary from such Holder to exercise such rights, upon payment by such Holder to the Depositary for the account of such Holder of an amount equal to the purchase price of the Shares of a particular Series to be received upon the exercise of the rights, and upon payment of the fees and expenses of the Depositary and any other charges as set forth in such warrants or other instruments, the Depositary shall, on behalf of such Holder, exercise the rights and purchase the Shares of the corresponding Series, and the Company shall cause the Shares so purchased to be delivered to the Depositary on behalf of such Holder. As agent for such Holder, the Depositary will cause the Shares so purchased to be deposited pursuant to Section 2.02 of the Deposit Agreement, and shall, pursuant to
Section 2.03 of the Deposit Agreement, execute and deliver Receipts of the corresponding Series to such Holder. In the case of a distribution pursuant to this paragraph, such Receipts shall bear a legend in accordance with applicable U.S. laws, and shall be subject to the appropriate restrictions on sale, deposit, cancellation, and transfer under such laws.

                  If the Depositary determines in its discretion that it is not lawful or feasible to make such rights available to all or certain Holders, it may sell the rights, warrants or other instruments in proportion to the number of American Depositary Shares of a particular Series held by the Holders to whom it has determined it may not lawfully or feasibly make such rights available, allocate the net proceeds of such sales (net of the fees, expenses and charges of the Depositary as provided in Section 5.09 of the Deposit Agreement and all taxes and other governmental charges payable in connection with such rights, and subject to the terms and conditions of the Deposit Agreement) for the account of such Holders otherwise entitled to such rights, warrants or other instruments, upon an averaged or other practical basis without regard to any distinctions among such Holders on account of exchange restrictions or the date of delivery of any Receipt or otherwise.

                  The Depositary will not offer rights to Holders unless it has received from the Company evidence, as provided in Section 5.07 of the Deposit Agreement, to the effect that (i) a registration statement under the Securities Act covering such offering is in effect or (ii) such offering does not require registration under the Securities Act. If a Holder of Receipts requests the distribution of warrants or other instruments, notwithstanding that there has been no registration under the Securities Act, the Depositary will not effect such distribution unless it has received an opinion from recognized counsel in the United States for the Company reasonably satisfactory to the Depositary upon which the Depositary may rely that such distribution to such Holder is exempt from such registration.

                  The Depositary shall not be responsible for any failure to determine that it may be lawful or feasible to make such rights available to Holders in general or any Holder in particular.

         14.      CONVERSION OF FOREIGN CURRENCY.

                  Whenever the Depositary shall receive foreign currency, received by way of dividends or other distributions or in the form of the net proceeds from the sale of securities, property or rights, and if; at the time, the foreign currency so received can in the judgment of the Depositary be converted on a reasonable basis into Dollars and the resulting Dollars transferred to the United States, the Depositary shall promptly convert or cause to be converted, by sale or in any other manner that it may determine, such foreign currency into Dollars, and such Dollars (less any reasonable and customary expenses incurred by the Depositary in the conversion of such foreign currency) shall be promptly distributed to the Holders entitled thereto or, if the Depositary shall have distributed any warrants or other instruments which entitle the holders thereof to such Dollars, then to the holders of such warrants or instruments upon surrender thereof for cancellation. Such distribution may be made upon an averaged or other practicable basis without regard to any distinctions among Holders on account of exchange restrictions, the date of delivery of any Receipt or otherwise and shall be net of any expenses of conversion into Dollars incurred by the Depositary as provided in
Section 5.09 of the Deposit Agreement.

                  If such conversion or distribution can be effected only with the approval or license of any government or agency thereof, the Depositary shall file such application for approval or license, if any, as it may deem desirable.

                  If at any time the Depositary shall determine that in its judgment any foreign currency received by the Depositary is not convertible into Dollars transferable to the United States, or if any approval or license of any government or agency thereof which is required for such conversion is denied or in the opinion of the Depositary cannot be obtained, or if any such approval or license is not obtained within a reasonable period as determined by the Depositary, the Depositary may in its discretion, but subject to applicable laws and regulations, either (i) distribute such foreign currency (or an appropriate document evidencing the right to receive such foreign currency) to the Holders of Receipts entitled to receive the same, or (ii) hold such foreign currency for the respective accounts of such persons, uninvested and without liability for interest.

                  If any such conversion of foreign currency, in whole or in part, can be effected as aforesaid for distribution to some but not all of the Holders of Receipts entitled thereto, the Depositary may in its discretion make such conversion and distribution in Dollars, to the extent such currency shall be convertible as aforesaid, to the Holders of Receipts entitled thereto and, with respect to the balance of such foreign currency, shall in its discretion, but subject to any applicable law and regulations, either (i) distribute or make available for distribution such balance to the persons who were Holders of Receipts entitled thereto with respect to whom such conversion could not then be effected, or (ii) hold such balance for the respective accounts of such persons, uninvested and without liability for interest.

         15.      RECORD DATES.

                  Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued with respect to the Deposited Securities of a particular Series, or whenever for any reason the Depositary causes a change in the number of Shares of a particular Series that are represented by each American Depositary Share of the corresponding Series, or whenever the Depositary shall receive notice of any meeting of holders of Shares or other Deposited Securities, the Depositary shall fix a record date (a) for the determination of the Holders of Shares of a particular Series of Receipts who shall be (i) entitled to receive such dividend, distribution or rights or the net proceeds of the sale thereof or (ii) entitled to give instructions for the exercise of voting rights at any such meeting, or (b) on or after which each American Depositary Share will represent the changed number of Shares, subject to the provisions of the Deposit Agreement. Such record date will, to the extent practicable, be the same record date as any corresponding record date set by the Company for such purpose or, if different, fixed after consultation with the Company.

         16.      VOTING OF DEPOSITED SECURITIES.

                  (a) Upon receipt of notice of any meeting of holders of Shares of a particular Series or other Deposited Securities, if requested in writing by the Company, the Depositary shall, as soon as practicable thereafter, mail to the Holders of Receipts of the corresponding Series a notice, the form of which notice shall be in the sole discretion of the Depositary, which shall contain
(a) such information as is contained in such notice of meeting, (b) a statement that such Holders of Receipts of the corresponding Series at the close of business on a specified record date will be entitled, subject to any applicable provision of English law or of the Articles of Association of the Company, to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the amount of Shares of such Series or other Deposited Securities of the corresponding Series represented by their respective American Depositary Shares, and (c) a brief statement as to the manner in which such instructions may be given. Upon the written request of a Holder of a Receipt on such record date, received on or before the date established by the Depositary for such purpose, the Depositary shall endeavor, in so far as practicable to vote or cause to be voted the amount of Shares of such Series or other Deposited Securities represented by such Receipt in accordance with the instructions set forth in such request. The Depositary shall not vote or attempt to exercise the right to vote that attaches to the Shares of such Series or other Deposited Securities except in accordance with such instructions.

                  There can be no assurance that Holders generally or any Holder in particular will receive the notice described in the preceding paragraph sufficiently to ensure that the Holder can instruct the Depositary to vote the Shares of a particular Series or Deposited Securities of the corresponding Series in accordance with the provisions set forth in the preceding paragraph.

         17. CHANGES AFFECTING DEPOSITED SECURITIES, RECLASSIFICATION, RECAPITALIZATIONS, ETC.

                  (a) In circumstances where the provisions of Section 4.03 of the Deposit Agreement do not apply, upon any change in par or nominal value, sub-division, consolidation, or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger, amalgamation or consolidation, or sale of assets affecting the Company or to which it is a party, any securities which shall be received by the Depositary or the Custodian in exchange for or in conversion of or in respect of Deposited Securities shall be treated as new Deposited Securities under the Deposit Agreement and each American Depositary Share will thenceforth represent, in addition to the existing Deposited Securities, if any, the right to receive a proportional interest in the new deposited securities; Receipts then outstanding shall thenceforth represent, in addition to the existing Deposited Securities, if any, the new Deposited Securities so received in exchange for or on conversion of or in respect of Deposited Securities of the Series, unless additional or new Receipts are delivered pursuant to the following sentence. In any such case, the Depositary may, and shall if the Company shall so request, execute and deliver additional Receipts as in the case of a dividend in Shares, or may call for the surrender of outstanding Receipts to be exchanged for new Receipts of the corresponding Series specifically describing such new Deposited Securities; provided, however, that the Depositary will not distribute additional Receipts in respect of any securities so received by it in respect of Shares of a Series comprising a Share Unit unless the securities so received consist of Shares of all Series comprising such Share Unit.

         18.      LIABILITY OF THE COMPANY AND DEPOSITARY.

                  Neither the Depositary, the Custodian nor the Company shall incur any liability to any Holder or Beneficial Owner of any Receipt, if by reason of any provision of any present or future law or regulation of the United States of America, any state thereof, the United Kingdom or of any other country, or of any other action of any governmental or regulatory authority of the United States, the United Kingdom, or any other country or of any stock exchange, or by reason of any provision, present or future, of the Articles of Association of the Company, or by reason of any act of God or war or terrorism or other circumstances beyond its control, the Depositary, the Custodian or the Company, as the case may be, shall be delayed in, prevented or forbidden from or subjected to any civil or criminal penalty on account of doing or performing any act or thing which by the terms of the Deposit Agreement it is provided shall be done or performed; nor shall the Depositary, the Custodian or the Company incur any liability to any Holder or Beneficial Owner of a Receipt by reason of any non-performance or delay, caused as aforesaid, in the performance of any act or thing which, by the terms of the Deposit Agreement, it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement. Where, by the terms of a distribution pursuant to Section 4.01, 4.02 or 4.03 of the Deposit Agreement, or an offering or distribution pursuant to Section 4.04 of the Deposit Agreement, such distribution or offering may not be made available to Holders of Receipts, and the Depositary may not dispose of such distribution or offering, on behalf of such Holder and make the net proceeds available to such Holder, then the Depositary shall not make such distribution or offering and shall allow any rights, if applicable, to lapse. The Depositary shall not perform any action required or permitted under the Deposit Agreement which shall be prohibited by the rules of any securities exchange on which the American Depositary Shares are listed for trading.

                  Neither the Depositary, the Custodian nor the Company assumes any obligation or shall be subject to any liability under the Deposit Agreement to Holders or Beneficial Owners of Receipts, other than that each of them agrees to perform its obligations and duties specifically set forth in the Deposit Agreement without negligence or bad faith. The Depositary shall not be subject to any liability with respect to the validity or worth of the Deposited Securities. Neither the Depositary nor the Company shall be under any obligation to appear in, prosecute or defend any action, suit, or other proceeding in respect of any Deposited Securities or in respect of the Receipts, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expenses and liabilities shall be furnished as often as may be required, and the Custodian shall not be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary. Neither the Depositary, the Custodian, nor the Company shall be liable for any action or non-action by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder or Beneficial Owner of a Receipt, or any other person believed by it in good faith to be competent to give such advice or information. The Depositary, the Custodian and the Company may rely and shall be protected in acting upon any written notice, request, direction or other document believed by it to be genuine and to have been signed or presented by the proper party or parties. Neither the Depositary nor the Custodian shall be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner or effect of any such vote made either with or without request, or for not exercising any right to vote, as long as any such action or non-action is in good faith. The Depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with a matter arising wholly after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises, the Depositary performed its obligations without negligence or bad faith while it acted as Depositary.

                  No disclaimer of liability under the Securities Act is intended by any provisions of the Deposit Agreement.

                  The Depositary may own and deal in any class of securities of the Company and its affiliates and in Receipts.

         19. RESIGNATION AND REMOVAL OF THE DEPOSITARY; APPOINTMENT OF SUCCESSOR DEPOSITARY; APPOINTMENT OF SUBSTITUTE OR CUSTODIANS.

                  The Depositary may at any time resign as Depositary hereunder with respect to any or all Series of Deposited Securities by written notice of its election so to do delivered to the Company and the Custodian, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement. The Depositary may with respect to any or all Series of Deposited Securities at any time be removed by the Company by 90 days' prior written notice of such removal delivered to the Depositary and the Custodian, such removal to become effective upon the later of the (i) 90th day after delivery of the notice to the Depositary or (ii) appointment of a successor depositary in respect of the Series of Deposited Securities with respect to which the Depositary is to be removed and its acceptance of such appointment as provided in the Deposit Agreement. Whenever the Depositary in its discretion determines that it is in the best interest of the Holders of Receipts to do so, it may appoint a substitute or additional custodian or custodians, which shall thereafter be one of the Custodians under the Deposit Agreement.

         20.      AMENDMENT.

                  The form of the Receipts of any particular Series and any provisions of the Deposit Agreement with respect to such Series may at any time and from time to time be amended by agreement between the Company and the Depositary in any respect which they may deem necessary or desirable. Any amendment which shall impose or have the effect of increasing any fees or charges payable by the Holders of Receipts of a particular Series (other than taxes or other governmental charges, registration fees and cable, telex or facsimile transmission and delivery expenses), or which shall otherwise prejudice any substantial existing right of Holders of such Receipts, shall not become effective as to outstanding Receipts of such Series until the expiration of thirty (30) days after notice of such amendment shall have been given to the Holders of outstanding Receipts of such Series. Every Holder of an outstanding Receipt of such Series at the time any such amendment so becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event shall any amendment impair the right of the Holder of any Receipt of any Series to surrender such Receipt and receive therefor the Deposited Securities of the corresponding Series represented thereby except in order to comply with mandatory provisions of applicable law.

         21.      TERMINATION OF DEPOSIT AGREEMENT.

                  The Depositary at any time, at the direction of the Company, shall terminate the Deposit Agreement as to Shares of any or all Series and the Deposited Securities, American Depositary Share and Receipts of all corresponding Series by mailing notice of such termination to the Holders of all Receipts of such Series then Outstanding at least ninety (90) days prior to the date fixed in such notice for such termination. The Depositary may likewise terminate the Deposit Agreement as to Shares of any or all Series and the Deposited Securities, American Depositary Share and Receipts of all corresponding Series by mailing notice of such termination to the Company and the Holders of all Receipts of such Series then outstanding, if at any time ninety (90) days shall have expired after the Depositary shall have delivered to the Company a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment as provided in the Deposit Agreement. On and after the date of termination, the Holder of such Receipt will, upon (a) surrender of such Receipt at the Corporate Trust Office of the Depositary, (b) payment of the fee of the Depositary for the surrender of Receipts referred to in Section 5.09 of the Deposit Agreement, and
(c) payment of any applicable taxes or other governmental charges, be entitled to delivery, to him or upon his order, of the amount of Deposited Securities of a particular Series represented by the American Depositary Shares of the corresponding Series evidenced by such Receipt. If any Receipts shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of Receipts of such Series, shall suspend the distribution of dividends to the Holders thereof and shall not give any further notices or perform any further acts under the Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities of the corresponding Series, shall sell rights as provided in the Deposit Agreement, and shall continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts of the corresponding Series surrendered to the Depositary (without liability for interest and after deducting, in each case, the fee of the Depositary for the surrender of such Receipt, any expenses for the account of the Holder of such Receipt in accordance with the terms and conditions of the Deposit Agreement and any applicable taxes or other governmental charges). At any time after the expiration of one year from the date of termination, the Depositary may sell the Deposited Securities of a particular Series then held under the Deposit Agreement and may thereafter hold uninvested and without liability for interest the net proceeds of any such sale, together with any other cash then held by it thereunder, unsegregated and without liability for interest, for the pro rata benefit of the Holders of Receipts of such Series which have not theretofore been surrendered, such Holders thereupon becoming general creditors of the Depositary with respect to such net proceeds. After making such sale, the Depositary shall be discharged from all obligations under the Deposit Agreement as to the Receipts of such Series, and the Shares, Deposited Securities and American Depositary Shares of the corresponding Series, except to account for such net proceeds and other cash (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Holder of such Receipt in accordance with the terms and conditions of the Deposit Agreement, and any applicable taxes or other governmental charges). Upon the termination of the Deposit Agreement, the Depositary and the Company shall be discharged from all obligations under the Deposit Agreement as to the Receipts of such Series, and the Shares, Deposited Securities and American Depositary Share of the corresponding Series, except for their respective obligations under Section 5.08 of the Deposit Agreement and the Company's obligations to the Depositary under
Section 5.09 of the Deposit Agreement.

         22.      COMPLIANCE WITH U.S. SECURITIES LAWS.

                  Notwithstanding anything in the Deposit Agreement or this Receipt to the contrary, the Company and the Depositary each agrees that it will not exercise any rights it has under the Deposit Agreement to permit the withdrawal or delivery of Deposited Securities in a manner which would violate the U.S. securities laws, including, but not limited to, Section I.A.(l) of the General Instructions to the Form F-6 Registration Statement, as amended from time to time, under the Securities Act of 1933.

         23.      REDEMPTION.

                  If the Depositary receives a notice from or on behalf of the Company that Shares of any Series are called for redemption, the Depositary shall send to the Holders:

                  (i) a copy of that notice; and

                  (ii) a notice calling for the surrender of Receipts evidencing a number of American Depositary Shares representing the number of deposited Shares that the Company called for redemption.

                  On or prior to the date set by the Company for the redemption, the Depositary shall deliver for redemption a number of deposited Shares represented by the American Depositary Shares evidenced by the Receipts that have been surrendered to the Depositary prior to that date pursuant to the Depositary's call for surrender. Thereafter, the Depositary shall deliver for redemption deposited Shares that the Company called for redemption but that the Depositary has not already surrendered hereunder, such delivery being without unreasonable delay after Receipts evidencing a number of American Depositary Shares representing those Shares are surrendered to the Depositary pursuant to the Depositary's call for surrender, provided that the Company shall be under no obligation hereunder to redeem any such further Shares so delivered.

                  When the Depositary receives entitlements in respect of deposited Shares delivered by the Depositary for redemption, the Depositary shall cancel surrendered Receipts evidencing the corresponding number of American Depositary Shares and distribute those entitlements to the Holders entitled to them in accordance with applicable provisions of this Deposit Agreement, after deduction or upon payment of the fees and expenses of the Depositary applicable in the case of surrender of Receipts for the purpose of withdrawal of Deposited Securities. If the Depositary will distribute entitlements in respect of less than all the American Depositary Shares evidenced by a Receipt, the Depositary shall execute and deliver to the Holder of that Receipt a Receipt evidencing American Depositary Shares in respect of which it is not distributing entitlements.

                  The Company is not entitled to exercise any right to redeem deposited Shares that form part of deposited Units of Shares unless it redeems whole deposited Units of Shares.

                  If the Depositary receives a notice of redemption of less than all of the deposited Shares of any Series, the Depositary may determine which Receipts to call for surrender or what number of American Depositary Shares evidenced by any Receipt to call for surrender in any manner that it reasonably determines to be fair and practical.